Exhibit 99.1

Alliance Boots GmbH Consolidated financial statements for the years ended 31 March 2012, 2011 and 2010

Contents

1	Independent auditor’s report

2	Group income statement

2	Group statement of comprehensive income

3	Group statement of financial position

4	Group statement of changes in equity

6	Group statement of cash flows

7	Notes to the consolidated financial statements

Independent auditor’s report

To the Board of Alliance Boots GmbH:

We have audited the accompanying Group statements of financial position of Alliance Boots GmbH and subsidiaries (“the Group”) as of 31 March 2012 and 2011, and the related Group income statements, Group statements of comprehensive income, Group statements of changes in equity, and Group statements of cash flows for the three years ended 31 March 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of 31 March 2012 and 2011, and the results of its operations and its cash flows for each of the years in the three year period ended 31 March 2012 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

KPMG Audit Plc

London

United Kingdom

10 September 2012

Group income statement

for the years ended 31 March 2012, 2011 and 2010

	Notes	2012 £million	2011 £million	2010 £million

Continuing operations:

Revenue	4	23,009	19,428	16,911

Profit from operations before associates and joint ventures	4,5	1,036	977	659

Share of post tax earnings of associates and joint ventures	17	58	73	98

Impairment of investments in associates	17	-	(4)	-

Net gain on acquisitions of controlling interests in associates	17	-	19	-

Profit from operations	4,7	1,094	1,065	757

Finance income	9	307	311	393

Finance costs	10	(741)	(700)	(689)

Profit before tax		660	676	461

Tax	11	(31)	(21)	135

Profit for the year from continuing operations		629	655	596

Discontinued operations:

(Loss)/profit for the year from discontinued operations	12	(57)	(40)	8

Profit for the year		572	615	604

Attributable to:

Equity shareholders of the Company		550	595	608

Non controlling interests		22	20	(4)

		572	615	604
Group statement of comprehensive income for the years ended 31 March 2012, 2011 and 2010
	Notes	2012 £million	2011 £million	2010 £million

Profit for the year		572	615	604

Other comprehensive income for the year

Net exchange differences on translation of non-Sterling denominated operations		(52)	(27)	35

Defined benefit schemes - net actuarial gains/(losses) net of surplus restriction	36	128	145	(694)

Fair value losses on cash flow hedging instruments net of amounts recycled		-	-	(1)

Movements on available-for-sale reserve including amounts recycled		(9)	(9)	30

Share of post tax other comprehensive income of associates and joint ventures		(1)	6	(10)
		66	115	(640)

Tax on other comprehensive income for the year	11	(31)	(15)	194

		35	100	(446)

Total comprehensive income for the year		607	715	158

Attributable to:

Equity shareholders of the Company		614	710	163

Non controlling interests		(7)	5	(5)

		607	715	158

Group statement of financial position

as at 31 March 2012 and 2011

	Notes	2012 £million	2011 £million

Assets

Non-current assets

Goodwill	13	4,751	4,815

Other intangible assets	14	5,508	5,630

Property, plant and equipment	16	1,992	2,069

Investments in associates and joint ventures	17	911	838

Available-for-sale investments	18	41	67

Other receivables	20	290	266

Deferred tax assets	24	32	17

Retirement benefit assets	36	30	-

Derivative financial instruments	26	8	36

		13,563	13,738

Current assets

Inventories	19	1,782	2,069

Trade and other receivables	20	3,078	3,530

Cash and cash equivalents	21	670	629

Restricted cash	22	254	285

Assets classified as held for sale	23	5	3

		5,789	6,516

Total assets		19,352	20,254

Liabilities

Current liabilities

Borrowings	26	(153)	(274)

Trade and other payables	25	(4,172)	(4,603)

Current tax liabilities		(32)	(10)

Provisions	30	(50)	(59)

Derivative financial instruments	26	(154)	(66)

		(4,561)	(5,012)

Net current assets		1,228	1,504

Non-current liabilities

Borrowings	26	(7,641)	(8,274)

Other payables	25	(251)	(275)

Deferred tax liabilities	24	(1,085)	(1,109)

Retirement benefit obligations	36	(79)	(223)

Provisions	30	(33)	(58)

Derivative financial instruments	26	(1)	(179)

		(9,090)	(10,118)

Net assets		5,701	5,124

Equity

Share capital	31	1,065	1,065

Share premium		2,795	2,795

Retained earnings		1,561	939

Other reserves	32	47	(15)

Shareholders’ equity		5,468	4,784

Non controlling interests		233	340

Total equity		5,701	5,124

Group statement of changes in equity

for the years ended 31 March 2012, 2011 and 2010

	Shareholders’ equity
2012	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	Non controlling interests £million	Total equity £million

At 1 April 2011	1,065	2,795	939	(15)	4,784	340	5,124

Profit for the year	-	-	550	-	550	22	572

Other comprehensive income for the year

Net exchange differences on translation of non-Sterling denominated operations	-	-	-	(23)	(23)	(29)	(52)

Defined benefit schemes - net actuarial gains	-	-	128	-	128	-	128

Movements on available-for-sale reserve including amounts recycled	-	-	-	(9)	(9)	-	(9)

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	(1)	(1)	-	(1)

Tax on other comprehensive income for the year	-	-	(33)	2	(31)	-	(31)

	-	-	95	(31)	64	(29)	35

Total comprehensive income for the year	-	-	645	(31)	614	(7)	607

Transactions with owners

Liability to acquire equity stakes from non controlling interests	-	-	-	(2)	(2)	-	(2)

Dividends paid to non controlling interests	-	-	-	-	-	(27)	(27)

Purchase of non controlling interests	-	-	(23)	95	72	(72)	-

Non controlling interests in businesses disposed	-	-	-	-	-	(2)	(2)

Contribution from non controlling interests	-	-	-	-	-	1	1

	-	-	(23)	93	70	(100)	(30)

At 31 March 2012	1,065	2,795	1,561	47	5,468	233	5,701

	Shareholders’ equity
2011	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	Non controlling interests £million	Total equity £million

At 1 April 2010	1,065	2,795	239	212	4,311	29	4,340

Profit for the year	-	-	595	-	595	20	615

Other comprehensive income for the year:

Net exchange differences on translation of non-Sterling denominated operations	-	-	-	(12)	(12)	(15)	(27)

Defined benefit schemes - net actuarial gains net of surplus restriction	-	-	145	-	145	-	145

Movements on available-for-sale reserve including amounts recycled	-	-	-	(9)	(9)	-	(9)

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	6	6	-	6

Tax on other comprehensive income for the year	-	-	(40)	25	(15)	-	(15)

	-	-	105	10	115	(15)	100

Total comprehensive income for the year	-	-	700	10	710	5	715

Transactions with owners:

Transfer from special reserve	-	-	-	34	34	(34)	-

Non controlling interests in businesses acquired	-	-	-	-	-	464	464

Liability to acquire equity stakes from non controlling interests	-	-	-	(362)	(362)	-	(362)

Future dividend obligations to non controlling interests	-	-	-	-	-	(28)	(28)

Dividends paid to non controlling interests	-	-	-	-	-	(18)	(18)

Purchase of non controlling interests	-	-	-	91	91	(92)	(1)

Non controlling interests in businesses disposed	-	-	-	-	-	(12)	(12)

Contribution from non controlling interests	-	-	-	-	-	26	26

	-	-	-	(237)	(237)	306	69

At 31 March 2011	1,065	2,795	939	(15)	4,784	340	5,124

Owners comprise equity shareholders of the Company and non controlling interests.

Group statement of changes in equity (continued)

for the years ended 31 March 2012, 2011 and 2010

	Shareholders’ equity
2010	Share capital £million	Share premium £million	Retained earnings £million	Other reserves £million	Total £million	Non controlling interests £million	Total equity £million

At 1 April 2009	1,065	2,795	131	191	4,182	42	4,224

Profit for the year	-	-	608	-	608	(4)	604

Other comprehensive income for the year:

Net exchange differences on translation of non-Sterling denominated operations	-	-	-	36	36	(1)	35

Defined benefit schemes - net actuarial losses	-	-	(694)	-	(694)	-	(694)

Fair value losses on cash flow hedging investments net of amounts recycled	-	-	-	(1)	(1)	-	(1)

Movements on available-for-sale reserve including amounts recycled	-	-	-	30	30	-	30

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	(10)	(10)	-	(10)

Tax on other comprehensive income for the year	-	-	194	-	194	-	194

	-	-	(500)	55	(445)	(1)	(446)

Total comprehensive income for the year	-	-	108	55	163	(5)	158

Transactions with owners:

Transfer to special reserve	-	-	-	(4)	(4)	4	-

Non controlling interests in businesses acquired	-	-	-	-	-	32	32

Future dividend obligations to non controlling interests	-	-	-	(30)	(30)	(32)	(62)

Purchase of non controlling interests	-	-	-	-	-	(15)	(15)

Contribution from non controlling interests	-	-	-	-	-	3	3

	-	-	-	(34)	(34)	(8)	(42)

At 31 March 2010	1,065	2,795	239	212	4,311	29	4,340

Owners comprise equity shareholders of the Company and non controlling interests.

Group statement of cash flows

for the years ended 31 March 2012, 2011 and 2010

	Note	2012 £million	2011 £million	2010 £million

Operating activities

Profit/(loss) from operations:

Continuing operations		1,094	1,065	757

Discontinued operations		(35)	(26)	28

		1,059	1,039	785

Adjustments to reconcile profit from operations to cash generated from operations:

Share of post tax earnings of associates and joint ventures		(58)	(73)	(99)

Depreciation and amortisation		372	364	359

Negative goodwill		-	(16)	-

Net gain on disposal of property, plant and equipment		(1)	(24)	-

Net gain on disposal of assets classified as held for sale		-	-	(2)

Impairment of goodwill, other intangibles and investments in associates		11	4	121

Net gain on acquisitions of controlling interests in associates		-	(19)	-

Decrease/(increase) in inventories		73	(48)	(73)

Decrease/(increase) in receivables		142	(6)	(40)

Increase in payables and provisions		87	261	143

Movement in retirement benefit assets and obligations		(84)	(173)	(64)

Cash generated from operations		1,601	1,309	1,130

Tax paid		(83)	(59)	(14)

Net cash from operating activities		1,518	1,250	1,116

Investing activities

Acquisitions of businesses		(10)	(222)	(11)

Cash and cash equivalents of businesses acquired net of overdrafts		2	363	-

Disposals of businesses		5	62	-

Cash and cash equivalents of businesses disposed net of overdrafts		(13)	114	-

Purchase of property, plant and equipment, and intangible assets		(262)	(253)	(255)

Investments in associates and joint ventures		(20)	-	-

Purchase of available-for-sale investments		(1)	(1)	(12)

Purchase of profit participating notes		-	(119)	(36)

Loans advanced net of repayments		-	(40)	(3)

Disposal of property, plant and equipment, and intangible assets		11	86	14

Disposal of available-for-sale investments		-	-	2

Disposal of assets classified as held for sale		1	7	25

Dividends received from associates and joint ventures		16	17	39

Dividends received from available-for-sale investments		1	2	1

Interest received		60	77	49

Net cash (used in)/from investing activities		(210)	93	(187)

Financing activities

Interest paid		(379)	(377)	(393)

Interest element of finance lease obligations		(1)	(1)	(2)

Proceeds from borrowings		207	23	39

Repayment of borrowings, repurchase of acquisition borrowings and settlement of derivatives		(878)	(439)	(666)

Fees associated with financing activities		(23)	(15)	(22)

Net cash and cash equivalents transferred from restricted cash		27	63	(5)

Repayment of capital element of finance lease obligations		(7)	(10)	(17)

Dividends paid to non controlling interests		(43)	(18)	-

Purchase of non controlling interests		(122)	(66)	(10)

Contribution from non controlling interests		1	26	3

Net cash used in financing activities		(1,218)	(814)	(1,073)

Net increase/(decrease) in cash and cash equivalents in the year		90	529	(144)

Cash and cash equivalents at 1 April		594	72	210

Currency translation differences		(16)	(7)	6

Cash and cash equivalents at 31 March	21	668	594	72

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

1.	General information

Alliance Boots GmbH is a private company incorporated in Switzerland. The address of its registered office is Alliance Boots GmbH, Baarerstrasse 94, CH-6300 Zug, Switzerland. The principal activities of the Group are pharmacy-led health and beauty retailing and pharmaceutical wholesaling and distribution in many major international markets.

These non-statutory consolidated financial statements have been prepared for the purposes of the SEC filing requirements of Walgreen Co., and were approved for issuance on 10 September 2012.

2.	Accounting policies

The principal accounting policies applied in the preparation of the consolidated financial statements are set out below:

Basis of accounting

The consolidated financial statements have been prepared in Sterling reflecting the denomination of the currency of the most significant proportion of the trade and cash flows of Alliance Boots GmbH (the “Company”) and its subsidiaries and their interests in associates and joint ventures (together referred to as “the Group”) and have been rounded to the nearest £1 million. The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRSs”), as they apply to the consolidated financial statements for the year ended 31 March 2012. Had the consolidated financial statements been prepared under IFRSs as adopted by the European Union, there would be no material changes to the information presented in these consolidated financial statements.

The consolidated financial statements have been prepared principally on the historical cost basis. Other applicable measurement bases applied in the preparation of the consolidated financial statements are identified in the accounting policies below.

The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts in the consolidated financial statements. The areas involving a higher degree of judgement, or areas where assumptions or estimates were significant to the consolidated financial statements are disclosed in note 38.

Comparative income statements have been presented as if operations discontinued in the current year and prior year had been discontinued from the start of the earliest period presented.

Going concern

The Directors consider that the Group has adequate resources to remain in operation for the foreseeable future, and have therefore continued to adopt the going concern basis for preparing the consolidated financial statements.

New, amended and revised IFRSs and International Financial Reporting Interpretations Committee pronouncements (“IFRICs”)

There were no amendments or revisions to IFRSs effective for the first time in the year ended 31 March 2012 which had an impact on the consolidated financial statements:

The following amendments and revisions to IFRSs, IFRICs and amendments to IFRICs which were effective for the first time in the year ended 31 March 2012 did not have any material impact on the consolidated financial statements:

Amendments and revisions to IFRSs

IAS 24	Related Party Disclosures

New IFRICs

IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments

Amendments to IFRICs

IFRIC 14	Prepayments of a Minimum Funding Requirement

The following amendments and revisions to IFRSs effective for the first time in the year ended 31 March 2011 and had an impact on the consolidated financial statements:

Amendments and revisions to IFRSs

IFRS 3 & IAS 27	Business Combinations

From 1 April 2010, the Group applied IFRS 3 Business Combinations (2008) and IAS 27 Consolidated and Separate Financial Statements (2008) in accounting for business combinations and acquisitions of non controlling interests. The accounting policies for consolidation and business combinations and goodwill have been updated accordingly. The change in accounting policies was applied prospectively and had no material impact on profit.

Other amendments and revisions to IFRSs, IFRICs and amendments to IFRICs were effective for the first time in the year ended 31 March 2011 and did not have any material impact on the consolidated financial statements.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

The following IFRSs and IFRICs, and amendments and revisions to IFRSs and IFRICs were available for early adoption, but have not yet been applied in the preparation of the consolidated financial statements:

New IFRSs	Effective for periods beginning on or after
IFRS 9	Financial Instruments	1 January 2015

IFRS 10	Consolidated Financial Statements	1 January 2013

IFRS 11	Joint Arrangements	1 January 2013

IFRS 12	Disclosure of Interests in Other Entities	1 January 2013

IFRS 13	Fair Value Measurement	1 January 2013
Amendments and revisions to IFRSs
IFRS 7	Financial Instruments: Disclosures	1 July 2011

IAS 1	Presentation of Financial Statements	1 July 2012

IAS 12	Income Taxes	1 January 2012

IAS 19	Employee Benefits	1 January 2013

IAS 27	Separate Financial Statements	1 January 2013

IAS 28	Investments in Associates and Joint Ventures	1 January 2013

IAS 32	Financial Instruments: Presentation	1 January 2014

various	Improvements to IFRSs - minor amendments	various
New IFRICs
IFRIC 20	Stripping Costs in the Production Phase of a Surface Mine	1 January 2013

The Directors do not anticipate that the adoption of these new IFRSs and IFRICs, and amendments and revisions to IFRSs and IFRICs will have a material impact on the consolidated financial statements in the period of initial application with the exception of IFRS 9, where classification and measurement amendments will be required to financial assets currently classified as available-for-sale.

Consolidation

The consolidated financial statements for all years presented comprise the Company and its subsidiaries and their interests in associates and joint ventures.

Subsidiaries

Subsidiaries are entities over which the Group has the power to govern the financial and operating policies so as to obtain benefits from their activities. The results of subsidiaries acquired or disposed of during the year are included in the Group income statement from or to the date that control commences or ceases, as appropriate.

Non controlling interests

Transactions with non controlling interests are treated as transactions with owners in their capacity as owners. When an equity interest is purchased from a non controlling interest, an amount proportionate to the interest purchased is transferred from equity attributable to non controlling interests to equity attributable to shareholders.

Prior to 1 April 2010, transactions with non controlling interests were treated as transactions with parties that were external to the Group, and when an equity interest was purchased from a non controlling interest, the difference between the consideration paid and the relevant share of the carrying value of the net assets acquired was recognised as goodwill and the underlying non controlling interest derecognised.

Associates and joint ventures

An associate is an entity over which the Group, either directly or indirectly, is in a position to exercise significant influence by participating in, but without control, or joint control, of the financial and operating policies of the entity. A joint venture is an entity over which the Group, either directly or indirectly, is in a position to jointly control the financial and operating policies of the entity. Associates and joint ventures are accounted for using the equity method. Unrealised profits and losses recognised by the Group on transactions with associates or joint ventures are eliminated to the extent of the Group’s interest in the associate or joint venture concerned. Financial statements of some associates and joint ventures are prepared for different reporting years from that of the Group. Adjustments are made for the effects of transactions and events that occur between the reporting date of an associate or joint venture and the reporting date of the consolidated financial statements.

All intra-group transactions, balances and unrealised gains on transactions between Group companies are eliminated on consolidation.

Currency

Currency transactions

Transactions denominated in currencies other than an entity’s functional currency are translated into an entity’s functional currency at the exchange rates ruling at the date of the transactions. Monetary assets and liabilities denominated in currencies other than an entity’s functional currency at the year end are translated at the exchange rate ruling at that date. Non-monetary assets and liabilities that are measured at historical cost and are denominated in currencies other than an entity’s functional currency are translated using the exchange rates at the date of the transaction. Non-monetary items that are measured at fair value and are denominated in currencies other than an entity’s functional currency are translated using the exchange rates at the date when the fair value was determined. Exchange gains and losses are recognised in the income statement.

Non-Sterling denominated entities

The assets and liabilities of non-Sterling denominated entities, including goodwill and fair value adjustments arising on consolidation, are translated into Sterling at exchange rates ruling at the year end. The results and cash flows of non-Sterling denominated entities are translated into Sterling at the average exchange rate for the year, which approximates to the underlying actual rates.

Exchange differences arising from the translation of the results and net assets of non-Sterling denominated entities are recognised in the translation reserve.

When a non-Sterling denominated entity is sold, the related balance in the translation reserve is recognised in the income statement as part of the gain or loss on sale.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Segmental reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-makers. The chief operating decision-makers, who are responsible for making resource allocation decisions in the attainment of strategic objectives and assessing the performance of the operating segments, have been identified as the executive Directors.

The Group has two reportable segments, being the Health & Beauty Division and the Pharmaceutical Wholesale Division. The main activity of the Health & Beauty Division is pharmacy-led health and beauty retailing, and the main activity of the Pharmaceutical Wholesale Division is pharmaceutical wholesaling and distribution.

Revenue

Revenue shown on the face of the income statement is the amount derived from the sale of goods and services outside of the Group in the normal course of business and is measured at the fair value of consideration received or receivable net of trade discounts, value added tax and other sales-related taxes. Revenue from the sale of goods is recognised when the Group has transferred the significant risks and rewards of ownership and control of the goods sold and the amount of revenue can be measured reliably. Revenue from services is recognised when it is probable that the economic benefits associated with the transaction will flow to the entity and the amount of revenue can be measured reliably.

The accounting policies for the major revenue categories by operating segment are:

Health & Beauty Division

Reimbursement of dispensing revenue and revenue derived from optical services is initially estimated because the actual reimbursement is often not known until after the month of sale.

Consideration received from retail and optical sales is recorded as revenue at the point of sale less appropriate adjustments for returns.

In respect of loyalty schemes (principally the Boots Advantage Card) as points are issued to customers the retail fair value of those points expected to be redeemed is deferred. When the points are used by customers they are recorded as revenue. Sales of gift vouchers are only included in revenue when vouchers are redeemed.

Pharmaceutical Wholesale Division

Wholesale revenue is recognised upon despatch of goods.

When the Group acts in the capacity of an agent, or a logistics service provider, revenue is the service fees and is recognised upon performance of the services concerned.

Other segments

Revenue is recognised upon despatch of goods.

Supplier rebates

Certain suppliers offer rebates when purchases made in a period meet or exceed a predetermined level. Rebates are only recognised when there is clear evidence of this type of binding arrangement with the supplier and the rebate receipt is both probable and can be reasonably estimated. The rebate is recognised as a reduction in the purchase price.

Exceptional items

Certain items are not regarded as forming part of the underlying trading activities of the Group and are therefore separately identified to allow users to understand the elements of and the trends in financial performance.

Finance income

Finance income comprises interest receivable on funds invested calculated using the effective interest rate method, net exchange gains relating to financing items, expected returns on defined benefit scheme assets, net fair value gains on derivative financial instruments used to hedge certain risks attributable to hedged items that are financing in nature, gains on derecognition of available-for-sale investments, fair value movements on cash flow hedge financing derivatives recycled from the cash flow hedge reserve, dividends received from investments and discounts on the repurchase of bank loans provided to the Group, which are accounted for as loan redemptions. Dividend income is recognised when the right to receive payment is established.

Finance costs

Finance costs comprise interest payable on borrowings calculated using the effective interest rate method, financing fees, net exchange losses relating to financing, interest on defined benefit scheme liabilities, the interest expense component of finance lease payments, net fair value losses on derivative financial instruments used to hedge certain risks attributable to hedged items that are financing in nature, fair value movements on cash flow hedge financing derivatives recycled from the cash flow hedge reserve, impairment of loan assets, impairment of available-for-sale investments and reassessment of obligations to and unwind of discount on non controlling interests.

Current/non-current classification

Current assets include assets held primarily for trading purposes, cash and cash equivalents, restricted cash and assets expected to be realised in, or intended for sale or consumption in, the course of the Group’s operating cycle. All other assets are classified as non-current assets.

Current liabilities include liabilities held primarily for trading purposes, liabilities expected to be settled in the course of the Group’s operating cycle and those liabilities due within one year from the reporting date. All other liabilities are classified as non-current liabilities.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Business combinations and goodwill

Business combinations are accounted for under IFRS 3 using the acquisition method of accounting. The cost of acquisition is the consideration given in exchange for the identifiable net assets. This consideration includes any cash paid plus the fair value at the date of exchange of assets given, liabilities incurred or assumed and equity instruments issued by the Group. Where a share-for-share exchange transaction is accounted for as a business combination, the cost of acquisition is the fair value of the equity transferred. Contingent consideration is recognised at fair value at the acquisition date. If contingent consideration comprises equity, it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes to the fair value of contingent consideration are recognised in the income statement.

The acquired net assets are initially recognised at fair value which is deemed cost in the consolidated financial statements. Where the Group does not acquire 100% ownership of the acquired company, non controlling interests are recorded either at fair value or at their proportion of the fair value of the acquired net assets. Prior to 1 April 2010, non controlling interests were recorded at their proportion of the fair value of the acquired net assets.

For acquisitions after 1 April 2010, goodwill comprises the fair value of the consideration plus the recognised amount of any non controlling interests in the acquiree, plus, if the business combination is achieved in stages, the fair value of the existing equity interest in the acquiree, less the fair value of the identifiable net assets acquired. Any difference between the carrying value and fair value of pre-existing equity interest in the acquiree is recognised in the income statement. For acquisitions prior to 1 April 2010, goodwill comprises the excess of the fair value of the consideration plus directly attributable costs over the fair value of the identifiable net assets acquired. Any goodwill and fair value adjustments are recorded as assets and liabilities of the acquired business and are recorded in the local currency of that business. Where the fair value of the identifiable net assets exceeds the fair value of the consideration, the excess is recognised as negative goodwill and recognised in the income statement immediately.

The costs of integrating and reorganising acquired businesses are charged to the post-acquisition income statement. Goodwill is carried at cost less accumulated impairment losses. No amortisation is charged.

Increases in the ownership interests in subsidiaries are accounted for as equity transactions. The carrying amounts of interests of equity shareholders and non controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any differences between amounts by which non controlling interests are adjusted and the fair value of the consideration paid are recognised directly in equity and attributed to equity shareholders of the company.

Intangible assets

Intangible assets are stated at cost or deemed cost less any impairment and accumulated amortisation. The principal categories of intangible assets are:

Pharmacy licences

Pharmacy licences, being the exclusive right to operate as a pharmacy, are capitalised where there is an asset that can be separated from other identifiable assets that together form a pharmacy business.

Brands

Brands consist of corporate and product brands acquired as part of business combinations that meet the criteria for separate recognition. Costs in relation to internally generated brands are not capitalised.

Customer relationships

Customer relationships consist of relationships with customers established through contracts, or non-contractual customer relationships that meet the criteria for separate recognition, that have been acquired in a business combination.

Other intangible assets

Other intangible assets comprise product licences which give the right to sell certain products in specific countries and clinical data used to review therapy effectiveness which are recognised separately as intangible assets when they are acquired.

Software

Software that is not integral to an item of property, plant and equipment is recognised separately as an intangible asset. Certain direct and indirect development costs associated with internally developed software, including direct costs of materials and services, and payroll costs for employees devoting time to the software projects, are capitalised once the project has reached the application development stage. The costs are amortised from when the asset is ready for use. Costs incurred during the preliminary project stage, maintenance and training costs, and research and development costs are expensed as incurred.

Amortisation

Where an intangible asset is considered to have a finite life, amortisation is charged to the income statement on a straight-line basis over the useful life from the date the asset is available for use. Pharmacy licences recognised as intangible assets do not expire and therefore are considered to have an indefinite life. Certain brands have been identified as having an indefinite life, based on their life and history along with current market strength and future development plans. Those assets considered to have an indefinite life are not amortised and are tested for impairment at each year end. The useful lives for those intangible assets with a finite life are:

—	Brands - 10 to 20 years;
—	Customer relationships - 4 to 20 years;
—	Product licences - 5 to 15 years; and
—	Software - 3 to 8 years.

Amortisation periods and methods are reviewed annually and adjusted if appropriate.

Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Property, plant and equipment

All property, plant and equipment is stated at cost or deemed cost less accumulated depreciation and impairment losses.

Depreciation of property, plant and equipment is provided to write off the cost, less residual value, in equal instalments over their expected useful economic lives which are:

—	Freehold land and assets in the course of construction - not depreciated;
—	Freehold and long leasehold buildings - not more than 50 years;
—	Short leasehold land and buildings - remaining period of lease;
—	Plant and machinery - 3 to 10 years; and
—	Fixtures, fittings, tools and equipment - 3 to 20 years.

Residual values, remaining useful economic lives and depreciation methods are reviewed annually and adjusted if appropriate.

Gains and losses on disposals are determined by comparing proceeds with carrying amounts. These are included in the income statement.

Impairment of assets

The Group’s assets are reviewed at each year end to determine whether events or changes in circumstances exist that indicate that their carrying amount may not be recoverable. If such an indication exists, the asset’s recoverable amount is estimated. The recoverable amount is the higher of an asset’s fair value less costs to sell and its value in use. An impairment loss is recognised in the income statement for the amount by which the asset’s carrying amount exceeds its recoverable amount. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows referred to as cash generating units.

For goodwill and other intangible assets that have an indefinite life and assets not yet available for use, the recoverable amount is estimated annually or more frequently when there is an indication that the asset is impaired.

Assets held for sale and discontinued operations

Assets and disposal groups are classified as held for sale if their carrying amount will be recovered through sale rather than through continuing use. The asset or disposal group must be available for immediate sale and the sale must be highly probable and be expected to complete within one year of the year end. Where applicable, assets and disposal groups classified as held for sale are measured at the lower of fair value less costs to sell and carrying amount.

Impairment losses on initial classification as held for sale are included in the income statement. Gains reversing previous impairment losses or losses on subsequent remeasurements are also included in the income statement.

Assets classified as held for sale are disclosed separately on the face of the statement of financial position and classified as current assets or liabilities with disposal groups being separated between assets held for sale and liabilities held for sale. No amortisation or depreciation is charged on assets, including those in disposal groups, classified as held for sale.

Discontinued operations are components of the Group’s business that represent separate major lines of business or geographical areas of operations. Classification as discontinued operations occurs upon the date of disposal or when operations meet the criteria for classification as held for sale, if earlier. When operations are classified as discontinued, the comparative income statement is as if the operations had been discontinued from the start of the comparative year and included in the income statement as a separate line entitled ‘(Loss)/profit for the year from discontinued operations’.

Available-for-sale investments

The Group classifies its listed and unlisted investments as available-for-sale financial assets and measures them at fair value. Gains and losses arising from changes in fair values and exchange translation are recognised in equity unless they arise from significant or prolonged declines in value, in which case impairment losses are recorded in the income statement. When an investment is disposed of or derecognised, the related balance in the available-for-sale reserve is recognised in the income statement as part of the gain or loss on sale.

Trade receivables and other receivables

Trade and other receivables are initially recognised at fair value and are subsequently measured at amortised cost, less allowances for impairment where appropriate. These are reviewed for impairment on an individual or collective basis, depending on the size of the receivable and the period for which it is overdue.

Where the contractual rights to the cash flows from receivables are transferred to another party in transactions by which substantially all the risks and rewards of ownership of the receivables are transferred, then the receivables are derecognised.

Inventories

Inventories are valued at the lower of cost and net realisable value. With the exception of retail inventory in the Health & Beauty Division, cost is determined using the first in, first out (FIFO) method. Net realisable value is the estimated selling price in the ordinary course of business, less the estimated costs necessary to make the sale.

The cost of raw materials and packaging is their purchase price. The cost of work in progress and finished goods comprises the purchase cost of goods, direct labour and those overheads related to manufacture and distribution based on normal activity levels.

Retail inventory is valued at retail prices and reduced by appropriate margins to take into account factors such as average cost, obsolescence, seasonality and damage.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand and short term deposits with maturities of three months or less from the date of acquisition. Bank overdrafts are shown within borrowings in current liabilities on the statement of financial position. Bank overdrafts are included as a component of cash and cash equivalents for the purpose of the statement of cash flows.

Restricted cash

Restricted cash comprises cash which is restricted for specific purposes and so is not available for the use of the Group in its day to day operations.

Derivative financial instruments

The Group uses derivative financial instruments to hedge its exposure to currency translation and interest rate risks arising from operating, financing and investing activities.

In accordance with its treasury policy, the Group does not hold or issue derivative financial instruments for trading purposes. However, derivatives that do not qualify for hedge accounting are accounted for at fair value with movements taken to the income statement.

Derivative financial instruments are recognised initially at fair value, with movements on remeasurement recognised immediately in the income statement. However, where derivatives qualify for hedge accounting, recognition of any resultant gain or loss depends on the nature of the item being hedged.

Hedges

Cash flow hedges

Where a derivative financial instrument is designated as a hedge of the variability in cash flows of a recognised asset or liability, or a highly probable forecast transaction, the effective part of any gain or loss on the derivative financial instrument is recognised directly in the cash flow hedge reserve.

When the forecast transaction subsequently results in the recognition of a non-financial asset or non-financial liability the associated cumulative gain or loss is removed from equity and included in the initial cost or other carrying amount of the non-financial asset or non-financial liability.

If the hedged forecast transaction subsequently results in the recognition of a financial asset or financial liability, the associated gains and losses that were recognised directly in equity are reclassified into profit or loss in the same period, or periods, during which the asset acquired or liability assumed affects profit or loss.

For cash flow hedges, other than those covered by the preceding two policy statements, the associated cumulative gain or loss is removed from equity and recognised in the income statement in the same period, or periods, during which the hedged forecast transaction affects profit or loss. The ineffective part of any gain or loss is recognised immediately in the income statement.

When a hedging instrument expires or is sold, terminated or exercised, or the entity revokes designation of the hedge relationship but the hedged forecast transaction is still expected to occur, the cumulative gain or loss at that point remains in equity and is recognised in accordance with the above policy when the transaction occurs. If the hedged transaction is no longer expected to take place, the cumulative unrealised gain or loss recognised in equity is recognised immediately in the income statement.

Hedge of monetary assets and liabilities

Where a derivative financial instrument is used to hedge economically the currency translation exposure of a recognised monetary asset or liability, no hedge accounting is applied and any gain or loss on the hedging instrument is recognised in the income statement.

Hedge of net investment in non-Sterling denominated entities

On consolidation, the effective portion of the gain or loss on an instrument designated as a hedge of net investment in a non-Sterling denominated entity that is determined to be an effective hedge is recognised directly in the translation reserve. The ineffective portion is recognised immediately in the income statement.

When a non-Sterling denominated entity is sold, the cumulative currency gains or losses on the hedging instrument associated with that non-Sterling entity are removed from the translation reserve and recognised in the income statement as part of the gain or loss on sale.

Trade payables

Trade payables are initially recognised at fair value and are subsequently measured at amortised cost.

Borrowings

Borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, borrowings are stated at amortised cost with any difference between cost and redemption value being recognised in the income statement over the period of the borrowings on an effective interest basis.

Liabilities to non controlling interests

Commitments to acquire equity stakes from non controlling interests, including put options, are recognised as financial liabilities when they are made, with a corresponding debit recognised as a special reserve within shareholders’ equity. Dividend obligations to non controlling interests are recognised as financial liabilities when the commitments are made, with a corresponding debit recognised within equity attributable to non controlling interests.

Changes to estimates of amounts payable under these commitments and obligations are recognised as exceptional items within finance costs.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Retirement benefits

The Group operates a number of retirement benefit schemes under which contributions by employees and by the sponsoring companies are held in trust funds separated from the Group’s finances. Where a retirement benefits arrangement is unfunded, provision is made in the statement of financial position for the obligation.

Defined benefit schemes

A defined benefit scheme is a retirement benefit scheme that defines an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors, such as age, years of service and compensation. The Group’s net obligation or asset in respect of defined benefit schemes is calculated separately for each scheme by estimating the amount of future benefit that employees have earned in return for their service in the current and prior years; that benefit is discounted to determine its present value and the fair value of any scheme assets is deducted.

The discount rate is the yield at the year end on AA rated bonds that have maturity dates approximating to the terms of the Group’s obligations. The calculation is performed by a qualified actuary using the projected unit credit method. Scheme assets are valued at bid price.

Current and past service costs are recognised in profit from operations, interest on defined benefit scheme liabilities is included in finance costs and the expected return on defined benefit scheme assets is included in finance income. Past service costs are recognised immediately to the extent that the benefits are already vested, otherwise they are amortised on a straight-line basis over the average period until the benefits become vested. All actuarial gains and losses that arise in calculating the Group’s obligation in respect of a scheme are recognised immediately in reserves and reported in the statement of other comprehensive income.

Curtailment gains resulting from changes to the membership composition of defined benefit schemes are recognised in the income statement and as a reduction in the present value of defined benefit scheme liabilities.

Settlement gains or losses resulting from transfers of the liabilities of defined benefit schemes are recognised in the income statement and as a reduction in the present value of defined benefit scheme liabilities.

Defined contribution schemes

Obligations for contributions to defined contribution retirement benefit schemes are recognised as an expense in the income statement as they fall due.

Leases

Leases for which the Group assumes substantially all the risks and rewards of ownership are classified as finance leases, including outsourced assets held exclusively for the use of the Group. The cost of assets held under finance leases is deemed to be the present values of the minimum lease payments and is included within property, plant and equipment. Depreciation is provided in accordance with the policy for the class of asset concerned over the period of the lease. The corresponding obligations under these leases are shown as liabilities. The finance charge element of rentals is charged to the income statement through finance costs to produce, or approximate to, a constant periodic rate of charge on the remaining balance of the outstanding obligations. Lease premiums paid in advance are treated as prepayments and are amortised over the period of the lease.

Payments made under operating leases are recognised in the income statement on a straight-line basis over the period of the lease. Predetermined rental increases included in the lease are recognised on a straight-line basis. Benefits received as an incentive to sign a lease, whatever form they may take, are credited to the income statement on a straight-line basis over the period of the lease.

Lease income is recognised on a straight-line basis over the period of the lease.

Where leased properties become vacant, a provision is recognised and measured at the lower of the cost of terminating the lease and the expected net cash out flows of continuing with the lease.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Tax

Tax on the profit or loss for the year represents the sum of current tax and deferred tax. Tax is recognised in the income statement except to the extent that it relates to items recognised directly in other comprehensive income, in which case it is recognised in other comprehensive income.

Current tax

Current tax is the expected tax payable on the taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are not ever taxable or deductible. The Group’s liability for current tax is calculated using tax rates enacted or substantively enacted at the year end, and any adjustments to tax payable in respect of previous years.

Deferred tax

Deferred tax is provided in full using the statement of financial position liability method. It is the tax expected to be payable or recoverable on the temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. The following temporary differences are not provided for: those arising from the initial recognition of goodwill, the initial recognition of assets and liabilities that affect neither accounting nor taxable profit and differences relating to investments in subsidiaries to the extent that it is not probable that they will reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the year end.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised. The carrying amounts of deferred tax assets are reviewed at each year end and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the asset to be recovered.

Additional income taxes that arise from receipt of dividends from the Group’s subsidiaries, associates and joint ventures are recognised at the same time as the payee recognises the liability to pay the related dividend except where the timing of the payment is not controlled by the Group, in which case a deferred tax liability is recognised in full against those distributable reserves.

Deferred tax assets and liabilities are offset in the statement of financial position when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Provisions

Provisions are recognised in the statement of financial position when there is a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and that obligation can be measured reliably. If the effect of the time value of money is material, provisions are discounted using a current pre tax rate that reflects the risks specific to the liability.

Equity instruments

An equity instrument is any contract which evidences a residual interest in the net assets of an entity. A financial instrument is treated by the Group as equity if:

—	there is no contractual obligation to deliver cash or other financial assets or to exchange financial assets or liabilities on unfavourable terms; and
—

the instrument is either a non-derivative which contains no contractual obligation to deliver a variable number of shares, or is a derivative which will be settled only by the Group exchanging a fixed amount of cash or other financial assets, for a fixed number of its own equity instruments.

Incremental costs directly attributable to the issue of new shares are shown as a deduction, net of applicable tax, from the proceeds. An incremental share issue cost is one which would not have arisen if shares had not been issued.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

2.	Accounting policies (continued)

Use of non-GAAP measures

The Directors believe that certain non-GAAP measures provide additional useful information to assist in understanding the performance of the Group. These measures, which are used for internal performance measurement, are not defined by IFRSs and therefore may not be directly comparable with other companies’ adjusted measures. The key measures are:

EBITDA

Trading profit before underlying depreciation and amortisation.

IAS 39 timing differences

Derivative financial instruments are used to hedge interest rate and currency exposures. IAS 39 dictates whether changes in the fair value of these instruments can be matched in the income statement by changes in the fair value of the item being hedged. Where they cannot be matched, or do not fully match, the unmatched amount represents a timing difference that will reverse over the life of the financial instruments.

Net borrowings

Cash and cash equivalents, restricted cash, derivative financial instruments and borrowings net of unamortised prepaid financing fees.

Net finance costs

Finance costs net of finance income.

Share of underlying post tax earnings of associates and joint ventures

Share of post tax earnings of associates and joint ventures before amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and related tax.

Timing differences within net finance costs

IAS 39 timing differences and the unwinding of the discount on obligations to non controlling interests.

Trading profit

Profit from operations before amortisation of customer relationships and brands, exceptional items and share of post tax earnings of associates and joint ventures.

Underlying depreciation and amortisation

Depreciation and amortisation adjusted to exclude amortisation of customer relationships and brands and depreciation and amortisation within exceptional items.

Underlying effective tax rate

Underlying tax charge as a percentage of trading profit less underlying net finance costs.

Underlying net finance costs

Net finance costs adjusted to exclude exceptional items and timing differences within net finance costs.

Underlying profit

Profit for the year before amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and related tax.

Underlying tax charge

Tax adjusted to exclude tax on amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and exceptional tax.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

3.	Exchange rates

The principal exchange rates relative to Sterling used in the preparation of the consolidated financial statements were:

	Average			Closing rate
	2012	2011	2010	At 31 March 2012	At 31 March 2011

Euro	1.159	1.177	1.129	1.193	1.135

Turkish Lira	2.766	2.371	2.421	2.831	2.494

Swiss Franc	1.407	1.575	1.696	1.438	1.473

Norwegian Krone	8.969	9.348	9.641	9.121	8.970

4.	Segmental information

The Group’s externally reportable operating segments reflect the internal reporting structure of the Group, which is the basis on which resource allocation decisions are made by the executive Directors in the attainment of strategic objectives. Inter-segment pricing is determined on an arm’s length basis.

The Group comprises the following operating segments:

Health & Beauty Division

Comprises all of the pharmacy-led health and beauty retail businesses across the Group. These businesses are located in the UK, Norway, the Republic of Ireland, The Netherlands and Thailand. There was also an operation in Russia which was discontinued during the year ended 31 March 2012 and an operation in Italy which was discontinued in the year ended 31 March 2011.

Pharmaceutical Wholesale Division

Comprises all of the pharmaceutical wholesaling and distribution businesses across the Group. These businesses are located in France, Germany, the UK, Turkey, Spain, The Netherlands, Egypt, Czech Republic, Norway, Romania and Lithuania. There was also an operation in Russia which was discontinued during the year ended 31 March 2012 and an operation in Italy which was discontinued in the year ended 31 March 2011.

All other segments comprise the activities of Contract Manufacturing and Corporate. These did not meet the quantitative thresholds for determining reportable operating segments in 2012, 2011 or 2010.

Information regarding the results from continuing operations of each reportable segment is included below. Segment performance measures are revenue and trading profit/(loss) as included in the internal management reports that are reviewed by the executive Directors. These measures are used to monitor performance as management believes that such information is the most relevant in evaluating the results of certain segments relative to other entities that operate within these industries.

Definitions of the non-GAAP profit measures set out in the tables below are provided in the accounting policies.

2012	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million

External revenue	7,666	15,217	126	-	23,009

Intra-group revenue	5	1,611	129	(1,745)	-

Total revenue	7,671	16,828	255	(1,745)	23,009

EBITDA	1,001	467	(25)	-	1,443

Underlying depreciation and amortisation	(188)	(53)	(7)	-	(248)

Trading profit/(loss)	813	414	(32)	-	1,195

Share of underlying post tax earnings of associates and joint ventures					60

Underlying net finance costs					(415)

Underlying tax charge (note 11)					(147)

Underlying profit					693

2011	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million

External revenue	7,619	11,690	119	-	19,428

Intra-group revenue	5	1,464	134	(1,603)	-

Total revenue	7,624	13,154	253	(1,603)	19,428

EBITDA	962	374	(26)	-	1,310

Underlying depreciation and amortisation	(195)	(42)	(10)	-	(247)

Trading profit/(loss)	767	332	(36)	-	1,063

Share of underlying post tax earnings of associates and joint ventures					74

Underlying net finance costs					(375)

Underlying tax charge (note 11)					(133)

Underlying profit					629

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

4. Segmental information (continued)

2010	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Eliminations £million	Total £million

External revenue	7,492	9,314	105	-	16,911

Intra-group revenue	-	1,312	147	(1,459)	-

Total revenue	7,492	10,626	252	(1,459)	16,911

EBITDA	931	265	(34)	-	1,162

Underlying depreciation and amortisation	(204)	(40)	(8)	-	(252)

Trading profit/(loss)	727	225	(42)	-	910

Share of underlying post tax earnings of associates and joint ventures					100

Underlying net finance costs					(416)

Underlying tax charge (note 11)					1

Underlying profit					595

The reconciliation of trading profit to profit before tax is set out below:

	2012 £million	2011 £million	2010 £million

Trading profit	1,195	1,063	910

Amortisation of customer relationships and brands	(115)	(112)	(91)

Exceptional items	(44)	26	(160)

Profit from operations before associates and joint ventures	1,036	977	659

Share of post tax earnings of associates and joint ventures	58	73	98

Impairment of investments in associates	-	(4)	-

Net gain on acquisitions of controlling interests in associates	-	19	-

Profit from operations	1,094	1,065	757

Net finance costs	(434)	(389)	(296)

Profit before tax	660	676	461

The share of post tax earnings of associates and joint ventures of £58 million (2011: £73 million, 2010: £98 million) is stated after the Group’s share of exceptional items of associates and joint ventures of £2 million (2011: £1 million, 2010: £2 million).

The reconciliation of underlying profit to statutory profit for the year is set out below:
	2012 £million	2011 £million	2010 £million

Underlying profit	693	629	595

Amortisation of customer relationships and brands	(115)	(112)	(91)

Net exceptional items before tax	(33)	55	(34)

Timing differences within net finance costs	(32)	(29)	(8)

Tax credit on items not in underlying profit	41	40	45

Exceptional tax credit	75	72	89

Profit for the year from continuing operations	629	655	596

(Loss)/profit for the year from discontinued operations	(57)	(40)	8

Profit for the year	572	615	604

The Group’s reportable segment assets and liabilities at the year end were:

	2012			2011
	Assets £million	Liabilities £million	Net £million	Assets £million	Liabilities £million	Net £million

Health & Beauty Division	10,610	(1,337)	9,273	10,864	(1,374)	9,490

Pharmaceutical Wholesale Division	6,754	(3,343)	3,411	7,506	(3,794)	3,712

All other segments	306	(95)	211	290	(108)	182

Eliminations	(269)	269	-	(281)	281	-

Allocated segment assets/(liabilities)	17,401	(4,506)	12,895	18,379	(4,995)	13,384

Unallocated:

Investments in associates and joint ventures	911	-	911	838	-	838

Available-for-sale investments	41	-	41	67	-	67

Retirement benefit assets/(obligations)	30	(79)	(49)	-	(223)	(223)

Assets classified as held for sale	5	-	5	3	-	3

Net current and deferred tax	32	(1,117)	(1,085)	17	(1,119)	(1,102)

Net cash/(borrowings)	932	(7,949)	(7,017)	950	(8,793)	(7,843)

	19,352	(13,651)	5,701	20,254	(15,130)	5,124

Allocated segment assets at the year end comprised goodwill of £4,751 million (2011: £4,815 million), other intangible assets of £5,508 million (2011: £5,630 million), property, plant and equipment of £1,992 million (2011: £2,069 million), non-current other receivables of £290 million (2011: £266 million), inventories of £1,782 million (2011: £2,069 million), and trade and other receivables of £3,078 million (2011: £3,530 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

4.	Segmental information (continued)

Allocated segment liabilities at the year end comprised trade and other payables of £4,172 million (2011: £4,603 million), current provisions of £50 million (2011: £59 million), non-current other payables of £251 million (2011: £275 million) and non-current provisions of £33 million (2011: £58 million).

Eliminations included inter-segmental trading accounts between subsidiary undertakings.

Other information in respect of the Group’s segments (including discontinued operations) was:

2012	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million

Amortisation of other intangible assets	74	91	-	165

Depreciation of property, plant and equipment	158	41	8	207

Additions to non-current assets:

- goodwill	1	4	-	5

- other intangible assets	72	19	-	91

- property, plant and equipment	125	41	4	170

2011	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million

Amortisation of other intangible assets	75	85	-	160

Depreciation of property, plant and equipment	160	34	10	204

Additions to non-current assets:

- goodwill	-	217	-	217

- other intangible assets	72	13	-	85

- property, plant and equipment	138	33	2	173

2010	Health & Beauty Division £million	Pharmaceutical Wholesale Division £million	All other segments £million	Total £million

Amortisation of other intangible assets	76	63	-	139

Depreciation of property, plant and equipment	176	36	8	220

Additions to non-current assets:

- goodwill	18	-	-	18

- other intangible assets	40	16	1	57

- property, plant and equipment	158	26	4	188

Segmental revenue based on the geographical location of customers was:

	2012 £million	2011 £million	2010 £million

UK	8,674	8,202	8,370

France	4,536	4,550	4,780

Germany	3,782	1,293	401

Other	6,103	5,477	3,434

Intra-group	(86)	(94)	(74)

	23,009	19,428	16,911

No revenues arose in Switzerland, the Company’s country of domicile.

Segmental non-current, non-financial assets, excluding deferred tax assets and retirement benefit assets, based on the geographical location of the assets were:

	2012 £million	2011 £million

UK	10,145	10,043

France	575	635

Germany	253	249

Switzerland	632	585

Other	1,557	1,840

	13,162	13,352

Segment non-current, non-financial assets at the year end comprised goodwill of £4,751 million (2011: £4,815 million), other intangible assets of £5,508 million (2011: £5,630 million), property, plant and equipment of £1,992 million (2011: £2,069 million) and investments in associates and joint ventures of £911 million (2011: £838 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

4. Segmental information (continued)

The Group’s external revenues for groups of similar products and services were:

		2012 £million	2011 £million	2010 £million

Health & Beauty Division

Dispensing and Related Income		2,802	2,829	2,763

Retail		4,475	4,418	4,409

Optical		332	329	320

Other		62	48	-

		7,671	7,624	7,492

Pharmaceutical Wholesale Division

Wholesale and Related Services		16,828	13,154	10,626

		16,828	13,154	10,626

All other segments and eliminations		(1,490)	(1,350)	(1,207)

		23,009	19,428	16,911

5. Profit from operations before associates and joint ventures
2012	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million

Revenue	23,009	-	-	23,009

Cost of sales	(18,192)	-	-	(18,192)

Gross profit	4,817	-	-	4,817

Selling, distribution and store costs	(3,088)	(115)	(39)	(3,242)

Administrative costs	(534)	-	(6)	(540)

Net gain on disposal of non-current assets	-	-	1	1

Profit from operations before associates and joint ventures	1,195	(115)	(44)	1,036

2011	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million

Revenue	19,428	-	-	19,428

Cost of sales	(14,905)	-	-	(14,905)

Gross profit	4,523	-	-	4,523

Selling, distribution and store costs	(2,980)	(112)	(3)	(3,095)

Administrative costs	(480)	-	(11)	(491)

Negative goodwill	-	-	16	16

Net gain on disposal of non-current assets	-	-	24	24

Profit from operations before associates and joint ventures	1,063	(112)	26	977

2010	Before amortisation of customer relationships and brands, and exceptional items £million	Amortisation of customer relationships and brands £million	Exceptional items £million	Total £million

Revenue	16,911	-	-	16,911

Cost of sales	(12,714)	-	-	(12,714)

Gross profit	4,197	-	-	4,197

Selling, distribution and store costs	(2,834)	(90)	(39)	(2,963)

Administrative costs	(454)	-	(2)	(456)

Goodwill impairment	-	-	(121)	(121)

Net gain on disposal of non-current assets	-	-	2	2

Profit from operations before associates and joint ventures	909	(90)	(160)	659

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

6. Exceptional items

	2012 £million	2011 £million	2010 £million

Within profit from operations

UK Health & Beauty restructuring programme[1]	(30)	(37)	-

Pharmaceutical Wholesale Division restructuring programme[2]	(11)	(29)	-

Costs in relation to merger synergies and second phase of integration projects	-	-	(41)

Net gain in relation to defined benefit pension schemes[3]	-	60	-

Negative goodwill[4]	-	16	-

Impairment of goodwill[5]	-	-	(121)

Other[6]	(3)	16	2

Within profit from operations before associates and joint ventures	(44)	26	(160)

Within share of post tax earnings of associates and joint ventures	(2)	(1)	(2)

Impairment of investments in associates[7]	-	(4)	-

Net gain on acquisitions of controlling interests in associates[8]	-	19	-

	(46)	40	(162)

Within finance income

Discounts on repurchase of acquisition borrowings[9]	24	4	128

Gain on disposal of available-for-sale investments	1	-	-

Gains on change of status from available-for-sale investments to subsidiary	-	2	-

	25	6	128

Within finance costs

Impairment of available-for-sale investment[10]	(16)	-	-

Impairment of investment loan asset	(2)	-	-

Reassessment of obligations to non controlling interests	6	9	-

	(12)	9	-

Within tax

Tax credit on exceptional items	2	3	6

Exceptional tax credit[11]	75	72	89

	77	75	95

	44	130	61

[1]

In the year to 31 March 2011, the Group commenced a programme within the UK part of its Health & Beauty Division and related contract manufacturing activities to provide best in class support for stores and drive future growth. The programme, which focuses on optimising end-to-end business processes, includes moving to a leaner central support organisation, supported by new systems, a streamlining of manufacturing operations and optimisation of supply chain activities. Related exceptional charges incurred during the year to 31 March 2012 were as previously announced.

[2]

In the year to 31 March 2011, the Group commenced the second phase of the restructuring programme in its Pharmaceutical Wholesale Division, which further adapts its pharmaceutical wholesale businesses to better fulfil the expectations of customers and payors, as well as securing new opportunities in the marketplace. During the year, the programme was extended to include businesses acquired in 2010/11 resulting in additional exceptional charges.

[3]

In the year to 31 March 2011, the Group undertook a number of projects designed to ensure the long term security of accrued benefits for its defined benefit pension schemes. In the UK, the Group closed all its defined benefit pension schemes to future accrual, which gave rise to £153 million of curtailment gains and negative past service costs, net of associated costs. The obligations of the Alliance UniChem UK Group Pension Scheme were subsequently transferred to an insurer which gave rise to a settlement loss, including associated costs, of £96 million, prior to the scheme being fully bought out. The Group also closed its defined benefit pension schemes to future accrual in the Republic of Ireland and Norway, and subsequently transferred the obligations of the Norwegian schemes to a third party.

[4]	In the year to 31 March 2011, negative goodwill arose on the acquisition of a controlling interest in Andreae-Noris Zahn AG.

[5]	In the year to 31 March 2010, the Group recorded an impairment on part of the goodwill allocated to its Pharmaceutical Wholesale business in France.

[6]

Other relates to net gain/losses on disposal of non-current assets, acquisition related costs and residual costs in relation to other previously announced exceptional projects. In the year to 31 March 2011, the net gain on disposal of non-current assets was £24 million and mainly related to properties sold to the insurer of the Alliance UniChem UK Group Pension Scheme.

[7]	In the year to 31 March 2011, the Group recorded impairments on certain of its associate investments in The Netherlands based on a comparison of carrying values and estimated recoverable amount.

[8]

In the year to 31 March 2011, the Group acquired controlling interests in two associates, Hedef Alliance Holding A.S. and Andreae-Noris Zahn AG. On the respective acquisitions, the carrying value of pre-existing interests were remeasured to fair value giving rise to an overall net gain.

[9]

During the year, the Group repurchased acquisition borrowings from holders in the secondary market, which included a related party. The nominal value of acquisition borrowings repurchased was £655 million (2011: £83 million, 2010: £367 million) and the total discount, net of related prepaid financing fees, was accounted for as a redemption of bank loans, reducing the Group’s net borrowings.

[10]	During the year, the Group recorded an impairment of its investment in Cegedim, a listed group, to reflect the market value of its shares.

[11]

The exceptional tax credit mainly related to the net reduction in deferred tax assets and liabilities resulting from the two percentage point reduction in the rate of UK corporation tax applicable from April 2012. The exceptional tax credit in the year to 31 March 2011 also related to a two percentage point reduction in the rate of UK corporation tax enacted in that year. The exceptional tax credit in the year to 31 March 2010 related to the release of deferred tax assets and liabilities in respect of remittable earnings from associates and joint ventures following a change in UK tax rules which exempted dividends from substantial shareholdings.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

7.	Profit from operations

The following items have been deducted in arriving at profit from operations:

	2012 £million	2011 £million	2010 £million

Amortisation of other intangible assets	163	158	136

Depreciation of property, plant and equipment	206	202	214

Operating lease rentals	384	375	346

Employee costs	1,975	1,860	1,802
An analysis of the total remuneration paid to the Group’s principal auditor in respect of continuing operations is provided below:
	2012 £million	2011 £million	2010 £million

Audit:

- consolidated financial statements	0.1	0.1	0.3

- subsidiary financial statements	1.2	1.2	1.6

	1.3	1.3	1.9

Other services:

- corporate finance transactions	0.3	0.5	-

- taxation	0.2	0.2	0.3

- other	0.3	0.3	0.3

	0.8	1.0	0.6

	2.1	2.3	2.5

Total remuneration paid to the Group’s principal auditor in respect of discontinued operations was £146,000 (2011 : £174,000, 2010 : £297,000).

8.	Employee costs

The average monthly number of persons employed by the Group in continuing operations over the year, including Directors and part-time employees, was:

	2012		2011		2010
	Number of heads	Full-time equivalents	Number of heads	Full-time equivalents	Number of heads	Full-time Equivalents

Health & Beauty Division	74,851	49,808	76,698	49,697	77,149	49,250

Pharmaceutical Wholesale Division	24,954	22,555	18,944	17,407	12,383	10,892

Contract Manufacturing & Corporate	2,093	2,047	1,948	1,904	2,070	1,949

	101,898	74,410	97,590	69,008	91,602	62,091

Costs incurred in respect of these employees were:

	2012 £million	2011 £million	2010 £million

Wages and salaries	1,661	1,567	1,549

Social security costs	225	205	188

Retirement benefit costs:

- defined benefit schemes (current service costs)	4	23	47

- defined contribution schemes	85	65	18

	1,975	1,860	1,802

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

9.	Finance income

	2012 £million	2011 £million	2010 £million

Bank deposit and other interest income	51	61	42

Expected return on defined benefit scheme assets	196	206	207

Net fair value movements on non-designated derivative financial instruments	-	-	10

Other finance income	35	38	6

	282	305	265

Exceptional items:

- discounts on repurchase of acquisition borrowings	24	4	128

- gains on derecognition of available-for-sale investments	1	2	-

	25	6	128

	307	311	393

10. Finance costs

	2012 £million	2011 £million	2010 £million

Interest on bank loans and overdrafts	387	384	374

Interest on defined benefit scheme liabilities	239	235	225

Financing fees	55	52	41

Net fair value movements on non-designated derivative financial instruments	12	-	12

Unwind of the discount on obligations to non controlling interests	24	32	6

Other finance costs	12	6	31

	729	709	689

Exceptional items:

- impairment of available-for-sale investments	16	-	-

- impairment of investment loan asset	2	-	-

- reassessment of obligations to non controlling interests	(6)	(9)	-

	12	(9)	-

	741	700	689

Interest on bank loans and overdrafts includes £22 million (2011: £21 million, 2010: £19 million) of rolled up interest on mezzanine debt which is payable when the debt itself is settled. The total interest expense for financial liabilities not at fair value through profit and loss was £371 million (2011 : £364 million, 2010 : £435 million). Financing fees include £27 million (2011: £26 million, 2010: £30 million) of amortised fees which are being expensed over the term of the financing being provided.

Interest income/expense related to derivative financial instruments is included within bank interest and other interest income and interest on bank loans and overdrafts within finance income and finance costs respectively on a gross basis.

The net loss on financial assets/liabilities at fair value through profit and loss was £38 million (2011: £23 million, 2010: £36 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

11.	Tax

An analysis of the tax charge/(credit) in the year was:

	2012 £million	2011 £million	2010 £million

Current tax

Current tax charge for the year	101	60	53

Adjustments in respect of prior years	(11)	(27)	1

	90	33	54

Deferred tax

Impact of change in tax rates	(75)	(72)	-

Deferred tax relating to the origination and reversal of temporary differences	13	65	(183)

	(62)	(7)	(183)

	28	26	(129)

Arising from:

- continuing operations	31	21	(135)

- discontinued operations	(3)	5	6

	28	26	(129)

The Group’s principal operations are geographically dispersed and therefore the appropriate standard rate of tax is the average of the standard tax rates in the countries of operation, weighted by the amount of profit before tax. The reconciliation of the expected total tax charge was based on this weighted average standard tax rate of 26.9% (2011: 28.5%, 2010: 24.7%).

The reconciliation of the expected total tax charge to the reported tax charge/(credit) in the year was:

	2012 £million	2011 £million	2010 £million

Profit/(loss) before tax

Continuing operations	660	676	461

Discontinued operations	(60)	(35)	14

	600	641	475

Less: share of post tax earnings of associates and joint ventures	(58)	(73)	(99)

	542	568	376

Expected tax charge at weighted average standard tax rate	146	162	93

Factors affecting charge for the year:

- non-taxable items and tax credits[1]	(39)	(39)	(17)

- write down of brought forward deferred tax asset on unrelieved tax losses	-	-	(10)

- impairment of available-for-sale investment	6	-	-

- unrelieved tax losses arising in the year	12	7	2

- recognition of brought forward tax losses	(10)	-	-

- deferred tax on remittable earnings of associates and joint ventures	-	-	(40)

- current tax adjustments in respect of prior years	(11)	(27)	1

- deferred tax adjustments in respect of prior years	(3)	7	(75)

- other differences	2	(12)	6

- exceptional tax[2]	(75)	(72)	(89)

	28	26	(129)

[1]	Non-taxable items include tax credits arising from updates to tax base costs of the Group’s property and intangible assets, and other non-taxable finance income.

[2]

Exceptional tax relates to the net reduction in deferred tax assets and liabilities resulting from the two percentage point reduction in the rate of UK corporation tax applicable from April 2012. Furthermore, the UK Government announced that the rate of UK corporation tax will reduce by one percentage point in each of the next two years respectively, bringing the applicable rate to 22%. When each of these rate changes are substantively enacted it is estimated that this will result in an additional exceptional deferred tax credit of approximately £35 million in each year. The exceptional tax in 2011 similarly related to a two percentage point reduction in the rate of UK corporation tax. The exceptional tax in 2010 related to deferred tax on remittable earnings from associates and joint ventures which were released following a change in UK tax rules which exempts dividends from substantial shareholdings.

The effective tax rate, which is defined as the tax charge expressed as a percentage of profit from operations (continuing and discontinued) excluding share of post tax earnings of associates and joint ventures, net of finance income and finance costs was 5.2% (2011: 4.6%, 2010: (34.3)%).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

11.	Tax (continued)

The underlying tax charge/(credit), which is the tax charge on continuing operations adjusted to exclude tax on amortisation of customer relationships and brands, exceptional items, timing differences within net finance costs and exceptional tax, reconciled to the tax charge in the year was:

	2012 £million	2011 £million	2010 £million

Underlying tax charge/(credit)	147	133	(1)

Tax on:

- amortisation of customer relationships and brands	(43)	(45)	(36)

- exceptional items	(2)	(3)	(6)

- timing differences within net finance costs	4	8	(3)

Exceptional tax	(75)	(72)	(89)

Tax charge/(credit) arising from continuing operations	31	21	(135)

Tax (credit)/charge arising on discontinued operations	(3)	5	6

	28	26	(129)

The underlying effective tax rate, calculated as the underlying tax charge as a percentage of trading profit less underlying net finance costs, was 18.8% (2011: 19.3%, 2010: (0.2)%).

Tax (charge)/credit on items taken directly to other comprehensive income comprised:

	2012			2011			2010
	Before tax £million	Tax £million	After tax £million	Before tax £million	Tax £million	After tax £million	Before tax £million	Tax £million	After tax £million

Other comprehensive income

Net exchange differences on translation of non-Sterling denominated operations	(52)	2	(50)	(27)	25	(2)	35	-	35

Defined benefit schemes - net actuarial gains/(losses) net of surplus restriction	128	(33)	95	145	(40)	105	(694)	194	(500)

Fair value losses on cash flow hedging instruments net of amounts recycled	-	-	-	-	-	-	(1)	-	(1)

Movements on available-for-sale reserve including amounts recycled	(9)	-	(9)	(9)	-	(9)	30	-	30

Share of post tax other comprehensive income of associates and joint ventures	(1)	-	(1)	6	-	6	(10)	-	(10)

	66	(31)	35	115	(15)	100	(640)	194	(446)

12.	Discontinued operations

On 31 March 2012, the Group sold 51% of its interest in Alliance Boots Investments 1 Limited, the UK parent company of its Russia business, to a fellow wholly owned subsidiary of AB Acquisitions Holdings Limited, the Group’s parent and ultimate controlling entity. From that date the Group no longer had the ability to control the businesses operated and owned by Alliance Boots Investments 1 Limited, and since Russia was considered to be a significant separate geography, the results from Russia are shown separately as discontinued operations. The comparative income statements are presented to show this discontinued operation, together with the operations discontinued in the year ended 31 March 2011, separately from continuing operations.

From the date of disposal, the Group’s remaining 49% interest in Alliance Boots Investments 1 Limited has been accounted for as an associate.

In the year to 31 March 2011, the Group sold 51% of its interest in its Italian subsidiary Alliance Healthcare Italia S.p.a. to a fellow wholly owned subsidiary of AB Acquisitions Holdings Limited, the Group’s parent and ultimate controlling entity. From that date the Group no longer had the ability to control the businesses operated and owned by Alliance Healthcare Italia S.p.a., and since Italy was considered to be a significant separate geography, the results from Italy were shown separately as discontinued operations.

From the date of disposal, the Group’s remaining 49% interest in Alliance Healthcare Italia S.p.a. has been accounted for as an associate.

The cash flow from discontinued operations was as follows:

	2012 £million	2011 £million	2010 £million

Net cash (outflow)/inflow from operating activities	(37)	(46)	43

Net cash from/(used in) investing activities	6	64	(3)

Net cash from/(used in) financing activities	34	(56)	24

Net increase/(decrease) in cash and cash equivalents	3	(38)	64

The consideration received on the sale of the Group’s 51% interest in Alliance Boots Investments 1 Limited was £3 million, and net borrowings at disposal were £28 million, which was net of £13 million of cash and cash equivalents.

The consideration received on the sale of the Group’s 51% interest in Alliance Healthcare Italia S.p.a. in the prior year was £62 million, and net borrowings at disposal were £214 million, which included £120 million of bank overdrafts and £6 million of cash and cash equivalents.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

12.	Discontinued operations (continued)

The effect of the disposals on the financial position of the Group was:

		2012 £million	2011 £million

Intangible assets		1	34

Property, plant and equipment		3	75

Investments in associates and joint ventures		-	22

Non-current receivables		-	43

Inventories		141	156

Trade and other receivables		166	240

Cash and cash equivalents		13	6

Assets classified as held for sale		-	1

Borrowings		(40)	(220)

Trade and other payables, and provisions		(263)	(229)

Derivative financial instruments		(1)	-

Net deferred tax assets/(liabilities)		1	(3)

Net assets		21	125
Up to the dates of disposal, the average number of employees in the discontinued operations was 1,647 (2011: 2,802). The (loss)/profit for the year from discontinued operations was:
	2012 £million	2011 £million	2010 £million

Revenue	796	1,151	1,812

Cost of sales	(760)	(1,070)	(1,642)

Gross profit	36	81	170

Selling, distribution and store costs	(55)	(78)	(111)

Administrative costs	(16)	(29)	(32)

(Loss)/profit from operations before associates and joint ventures	(35)	(26)	27

Share of post tax earnings of associates and joint ventures	-	-	1

(Loss)/profit from operations	(35)	(26)	28

Finance income	-	1	5

Finance costs	(10)	(10)	(19)

(Loss)/profit before tax	(45)	(35)	14

Tax	3	(5)	(6)

Loss on disposal of discontinued operation	(15)	-	-

(Loss)/profit for the year	(57)	(40)	8

Loss from operations includes £1 million (2011: £2 million, 2010: £3 million) of amortisation of customer relationships and brands and £11 million (2011: £19 million, 2010: £nil) of exceptional items. The exceptional items in 2012 comprised £3 million of goodwill impairment and £8 million of customer relationship impairment.

13. Goodwill
		2012 £million	2011 £million

Net book value

At 1 April		4,815	4,649

Acquisitions of businesses		5	217

Impairment		(3)	-

Disposal of businesses		-	(20)

Currency translation differences		(66)	(31)

At 31 March		4,751	4,815

The impairment of goodwill during the year of £3 million related to the Russia business which was subsequently sold on 31 March 2012 (see note 12). Following this disposal, the cumulative impairment in the carrying value of goodwill at 31 March 2012 was £146 million (2011: £146 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

14.	Other intangible assets

2012	Pharmacy licences £million	Brands £million	Customer relationships £million	Software £million	Other intangible assets £million	Total £million

Cost

At 1 April 2011	1,284	2,990	1,519	342	7	6,142

Acquisitions of businesses	-	-	3	-	-	3

Additions	-	-	-	85	6	91

Disposals of businesses	(3)	-	(13)	(2)	-	(18)

Disposals	-	-	-	(1)	-	(1)

Currency translation differences	-	-	(51)	(4)	-	(55)

At 31 March 2012	1,281	2,990	1,458	420	13	6,162

Amortisation

At 1 April 2011	-	23	331	157	1	512

Charge	-	4	112	47	2	165

Impairment	-	-	8	-	-	8

Disposals of businesses	-	-	(13)	(1)	-	(14)

Disposals	-	-	-	(1)	-	(1)

Currency translation differences	-	-	(14)	(2)	-	(16)

At 31 March 2012	-	27	424	200	3	654

Net book value	1,281	2,963	1,034	220	10	5,508

2011	Pharmacy licences £million	Brands £million	Customer relationships £million	Software £million	Other intangible assets £million	Total £million

Cost:

At 1 April 2010	1,283	2,990	1,267	268	8	5,816

Acquisitions of businesses	10	-	271	3	-	284

Additions	-	-	-	82	3	85

Disposals of businesses	(9)	-	-	(3)	(4)	(16)

Disposals	-	-	-	(8)	-	(8)

Currency translation differences	-	-	(19)	-	-	(19)

At 31 March 2011	1,284	2,990	1,519	342	7	6,142

Amortisation:

At 1 April 2010	-	13	225	121	1	360

Charge	-	10	104	45	1	160

Disposals of businesses	-	-	-	(1)	(1)	(2)

Disposals	-	-	-	(8)	-	(8)

Currency translation differences	-	-	2	-	-	2

At 31 March 2011	-	23	331	157	1	512

Net book value	1,284	2,967	1,188	185	6	5,630

Amortisation charges include continuing and discontinued operations.

Amortisation charges in respect of continuing operations were £163 million (2011: £158 million, 2010: £136 million), of which £131 million (2011: £124 million, 2010: £104 million) was recognised in selling, distribution and store costs, and £32 million (2011: £34 million, 2010 : £32 million) was recognised in administrative costs.

Impairment of customer relationships totalling £8 million was recognised during the year ended 31 March 2012 in respect of the Russia business which was disposed of on 31 March 2012.

Included within the carrying value of brands is the Boots brand which has a carrying value of £2,162 million (2011: £2,162 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

15.	Impairment testing of goodwill and other intangible fixed assets

Goodwill, pharmacy licences and brands which have an indefinite useful life are subject to annual impairment testing, or are assessed more frequently if there are indications of impairment.

Goodwill, pharmacy licences, brands and customer relationships have been allocated to the appropriate cash generating units (“CGUs”) identified according to the country of operation and business. Those with significant amounts allocated at the year end are shown in the table below:

	2012				2011
	Goodwill £million	Pharmacy licences £million	Brands £million	Customer relationships £million	Goodwill £million	Pharmacy licences £million	Brands £million	Customer relationships £million

Health & Beauty Division - Boots UK	2,491	1,281	2,912	477	2,491	1,284	2,915	508

Pharmaceutical Wholesale - UK	1,044	-	-	100	1,044	-	-	112

Other	1,216	-	51	457	1,280	-	52	568

	4,751	1,281	2,963	1,034	4,815	1,284	2,967	1,188

Other comprises individually non-significant CGUs in comparison with the Group’s total carrying amount of goodwill and other intangible assets.

The recoverable amounts of the CGUs are determined from value-in-use calculations which use discounted cash flows for a period of five years taken from approved budgets and three year forecasts, and extrapolated cash flows for the periods beyond these using estimated long term growth rates. The key assumptions are:

—

Long term average growth rates are used to extrapolate cash flows. These are determined with reference to both internal approved budgets and forecasts and available external long term growth data for both the country and sector of each CGU.

—	Discount rates are calculated separately for each CGU and reflect the individual nature and specific risks relating to the market in which it operates.
—	Gross margins are based on past performance and management’s expectations of market development. No improvements to margins beyond periods covered by approved budgets and forecasts have been assumed.

The CGUs with significant amounts of intangible assets are Boots UK and the Pharmaceutical Wholesale business in the UK. For these UK CGUs, the pre tax discount rate was 12.0% (2011: 13.0%), and the long term growth rates were 2.3% and 4.2% respectively (2011: 2.1% and 3.6% respectively). For other CGUs pre tax discount rates ranged from 11.5% to 18.5% (2011: 12.5% to 15.0%), and the long term growth rates used ranged from 0.9% to 14.7% (2011: 1.1% to 10.9%). Given the current economic climate, a sensitivity analysis has been performed in assessing the recoverable amounts of goodwill.

16.	Property, plant and equipment

2012	Land and buildings £million	Plant and machinery £million	Fixtures, fittings, tools and equipment £million	Total £million

Cost

At 1 April 2011	1,175	188	1,415	2,778

Transfers	(38)	5	33	-

Acquisitions of businesses	-	-	2	2

Additions	12	38	120	170

Disposals of businesses	-	-	(5)	(5)

Disposals	(6)	(10)	(38)	(54)

Reclassified to assets held for sale	(4)	-	-	(4)

Currency translation differences	(22)	(5)	(16)	(43)

At 31 March 2012	1,117	216	1,511	2,844

Depreciation

At 1 April 2011	48	68	593	709

Charge	20	19	168	207

Disposals of businesses	-	-	(2)	(2)

Disposals	(2)	(8)	(34)	(44)

Reclassified to assets held for sale	(1)	-	-	(1)

Currency translation differences	(4)	(3)	(10)	(17)

At 31 March 2012	61	76	715	852

Net book value	1,056	140	796	1,992

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

16.	Property, plant and equipment (continued)

2011	Land and buildings £million	Plant and machinery £million	Fixtures, fittings, tools and equipment £million	Total £million

Cost:

At 1 April 2010	1,153	180	1,326	2,659

Acquisitions of businesses	130	1	30	161

Additions	29	13	131	173

Disposals of businesses	(61)	-	(34)	(95)

Disposals	(61)	(5)	(29)	(95)

Reclassified to assets held for sale	(4)	-	-	(4)

Currency translation differences	(11)	(1)	(9)	(21)

At 31 March 2011	1,175	188	1,415	2,778

Depreciation:

At 1 April 2010	44	55	469	568

Charge	15	17	172	204

Disposals of businesses	(5)	-	(15)	(20)

Disposals	(3)	(3)	(27)	(33)

Reclassified to assets held for sale	(1)	-	-	(1)

Currency translation differences	(2)	(1)	(6)	(9)

At 31 March 2011	48	68	593	709

Net book value	1,127	120	822	2,069

Depreciation charges include continuing and discontinued operations.

Depreciation charges in respect of continuing operations were £206 million (2011: £202 million, 2010: £214 million), of which £6 million (2011: £6 million, 2010: £6 million) was recognised in cost of sales, £166 million (2011: £165 million, 2010: £175 million) was recognised in selling, distribution and store costs, and £34 million (2011: £31 million, 2010: £33 million) was recognised in administrative costs.

Included within the net book values were amounts in respect of assets held under finance leases of £2 million (2011: £4 million) in land and buildings, £4 million (2011: £9 million) in plant and machinery and £11 million (2011: £6 million) in fixtures, fittings, tools and equipment. Property, plant and equipment with a carrying amount of £23 million (2011: £28 million) have been pledged as security for certain of the Group’s borrowing facilities.

Included within the net book values were assets in the course of construction of £2 million (2011: £3 million) in land and buildings, £5 million (2011: £5 million) in plant and machinery and £17 million (2011: £33 million) in fixtures, fittings, tools and equipment.

17.	Investments in associates and joint ventures

	2012 £million	2011 £million

At 1 April	838	1,143

Acquisitions of businesses	25	83

Net gain on acquisitions of controlling interests in associates	-	19

Derecognised on acquisitions of controlling interests in associates	-	(471)

Disposals of businesses	-	(22)

Share of post tax earnings	58	73

Share of other comprehensive income	(1)	6

Dividends	(16)	(17)

Impairment	-	(4)

Currency translation differences	7	28

At 31 March	911	838

Acquisitions of businesses comprised a £14 million additional investment into Guangzhou Pharmaceuticals Corporation, our existing joint venture, various Health & Beauty investments which totalled £8 million and the recognition of an associate investment of £3 million in the Russia business disposed of by the Group on 31 March 2012 (note 12).

Acquisitions of businesses in the prior year mainly related to Alliance Healthcare Italia S.p.a., where the Group disposed of 51% of its interest in this formerly wholly owned subsidiary to a fellow wholly owned subsidiary of the Group’s parent and ultimate controlling entity (note 12).

Amounts derecognised on acquisitions of controlling interests in associates in the prior year related to Hedef Alliance Holding A.S. and Andreae-Noris Zahn AG, both of which became subsidiaries in the prior year as a result of the acquisition of controlling interests (note 33). Associate interests of these companies at the date of acquisition of the respective controlling interests were included within acquisitions of businesses.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

17.	Investments in associates and joint ventures (continued)

Included within the total carrying value of investments in associates and joint ventures was £634 million (2011: £585 million) in respect of Galenica Ltd., a company listed in Switzerland. The market value of the Group’s share of Galenica Ltd., based on the closing share price at 31 March 2012, was £680 million (2011: £637 million).

Details of the Group’s principal associates and joint ventures are provided in note 37.

The aggregate assets and liabilities reported by associates and joint ventures at 31 March were:

	2012 £million	2011 £million

Total assets	4,094	3,895

Total liabilities	(2,770)	(2,877)

Net assets	1,324	1,018

Group’s share	446	348

The Group’s share of contingent liabilities of associates and joint ventures was £43 million (2011: £39 million).

The aggregate revenues reported by associates and joint ventures for the year ended 31 March were:

	2012 £million	2011 £million	2010 £million

Total revenue	6,038	8,631	9,494

Group’s share	2,374	3,126	3,593
The aggregate post tax earnings attributable to equity shareholders reported by associates and joint ventures for the year ended 31 March were:
	2012 £million	2011 £million	2010 £million

Total post tax earnings	198	229	267

Group’s share	58	73	98

18.	Available-for-sale investments

	2012 £million	2011 £million

At 1 April	67	80

Additions	1	1

Disposals	(1)	-

Movements in fair value	(24)	(7)

Reclassified	-	(6)

Currency translation differences	(2)	(1)

At 31 March	41	67
Available-for-sale investments comprised:
	2012 £million	2011 £million

Listed securities - equity	25	52

Listed securities - non-equity (pledged as collateral for an unfunded defined benefit pension scheme)	16	15

	41	67
19. Inventories
	2012 £million	2011 £million

Raw materials	27	25

Work in progress	10	7

Finished goods	1,745	2,037

	1,782	2,069

Included in the aggregate carrying value presented above was £86 million (2011: £123 million) of inventories held at net realisable value.

The net reversal in the year of write-downs that were previously recognised as a reduction in the carrying value of inventories to net realisable value was £5 million (2011: £8 million). The cost of inventories expensed in all years presented was not materially different to the cost of sales recorded (note 5). Inventories with a carrying amount of £28 million (2011: £90 million) have been pledged as security for certain of the Group’s borrowing facilities.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

20.	Trade and other receivables

	2012 £million	2011 £million

Non-current

Loans to customers and extended terms	9	17

Short leasehold premiums	31	30

Profit participating notes	172	163

Loan assets	58	43

Other receivables	20	13

	290	266

Current

Trade receivables	2,676	3,125

Provision for impairment of trade receivables	(38)	(33)

	2,638	3,092

Loans to customers and extended terms	54	52

Prepayments and accrued income	201	187

Loan assets	8	8

Other receivables	177	191

	3,078	3,530

Loans to customers and extended terms included receivables of £42 million (2011: £63 million) where contractual terms have been renegotiated to extend the credit period offered.

Where trade receivables are estimated to be less than their carrying values, provisions have been made to write these down to their estimated recoverable amounts. The aggregate carrying value of trade receivables which were either partially or fully impaired was £179 million (2011: £263 million) and the associated aggregate impairment was £38 million (2011: £33 million). Trade receivables with a carrying amount of £30 million (2011: £41 million) have been pledged as security for certain of the Group’s borrowing facilities.

Included within the aggregate unimpaired trade receivables were £107 million (2011: £151 million) which were past due. These balances have been assessed for recoverability and the Group believes that their credit quality remains intact. An ageing analysis of these unimpaired past due trade receivables was:

	Less than 1 month past due £million	1-2 months past due £million	2-3 months past due £million	More than 3 months past due £million	Total past due £million

Carrying value at 31 March 2012	63	18	8	18	107

Carrying value at 31 March 2011	96	30	12	13	151

The movement in the provision for impairment of trade receivables was:

	2012 £million	2011 £million

At 1 April	(33)	(47)

Disposals of businesses	1	9

Provision for impairment	(25)	(12)

Amounts written off	6	8

Reversal of provision for impairment	12	7

Currency translation differences	1	2

At 31 March	(38)	(33)

21.	Cash and cash equivalents

	2012 £million	2011 £million

Bank balances	214	293

Short term deposits	456	336

Cash and cash equivalents	670	629

Bank overdrafts	(2)	(35)

Cash and cash equivalents in the statement of cash flows	668	594

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

22.	Restricted cash

Restricted cash at 31 March 2012 of £254 million (2011: £285 million) consisted of deposits restricted under contractual agency agreements of £93 million (2011: £87 million), cash pledged as collateral on financial instruments and other obligations of £82 million (2011: £90 million), cash pledged as collateral for loan notes of £76 million (2011: £105 million), and cash restricted by law of £3 million (2011: £3 million).

23.	Assets classified as held for sale

The carrying amounts of assets classified as held for sale were:

	2012 £million	2011 £million

Property, plant and equipment	5	3

During the year and the prior year, the Group disposed of property, plant and equipment, which had previously been reclassified as assets held for sale. The proceeds and gain on disposal of these assets was £1 million (2011: £7 million, 2010: £2 million) and £nil (2011: £nil, 2010: £nil) respectively.

24.	Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following after offset:

	2012 Net £million	2011 Net £million

Unrelieved tax losses	71	90

Accelerated capital allowances	(125)	(110)

Net retirement benefit obligations	(62)	9

Intangible assets	(934)	(1,047)

Rolled over gains	(26)	(29)

Other temporary differences	23	(5)

Net deferred tax liabilities	(1,053)	(1,092)
The movement in the net deferred tax liability balance was:
	2012 £million	2011 £million

At 1 April	(1,092)	(1,024)

Acquisitions of businesses	(1)	(68)

Disposals of businesses	(1)	3

Income statement credit	62	7

Charged to equity	(33)	(15)

Currency translation differences	12	5

At 31 March	(1,053)	(1,092)

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

24.	Deferred tax assets and liabilities (continued)

The movement in deferred tax assets and liabilities during the year was:

2012	Unrelieved tax losses £million	Accelerated capital allowances £million	Retirement benefit assets/ obligations £million	Intangible assets £million	Rolled over gains £million	Other temporary differences £million	Total £million

Deferred tax assets

At 1 April 2011	14	-	3	-	-	-	17

Income statement (charge)/credit	(2)	1	1	2	-	1	3

Credited to equity	-	-	3	-	-	-	3

Reclassified from liabilities	-	-	-	-	-	9	9

Currency translation differences	(1)	-	-	-	-	1	-

At 31 March 2012	11	1	7	2	-	11	32

Deferred tax liabilities

At 1 April 2011	76	(110)	6	(1,047)	(29)	(5)	(1,109)

Acquisitions of businesses	-	-	-	(1)	-	-	(1)

Disposals of businesses	(3)	-	-	-	-	2	(1)

Income statement (charge)/credit	(12)	(18)	(39)	109	3	16	59

Charged to equity	-	-	(36)	-	-	-	(36)

Reclassified to assets	-	-	-	-	-	(9)	(9)

Currency translation differences	(1)	2	-	3	-	8	12

At 31 March 2012	60	(126)	(69)	(936)	(26)	12	(1,085)

Net deferred tax assets/(liabilities)	71	(125)	(62)	(934)	(26)	23	(1,053)

2011	Unrelieved tax losses £million	Accelerated capital allowances £million	Retirement benefit assets/ obligations £million	Intangible assets £million	Rolled over gains £million	Other temporary differences £million	Total £million

Deferred tax assets:

At 1 April 2010	97	-	130	-	-	-	227

Acquisitions of businesses	-	-	1	-	-	-	1

Income statement (charge)/credit	(9)	-	(83)	-	-	1	(91)

Charged to equity	-	-	(40)	-	-	-	(40)

Reclassified from liabilities	(74)	-	(4)	-	-	-	(78)

Currency translation differences	-	-	(1)	-	-	(1)	(2)

At 31 March 2011	14	-	3	-	-	-	17

Deferred tax liabilities:

At 1 April 2010	-	(120)	-	(1,121)	(30)	20	(1,251)

Acquisitions of businesses	2	(12)	2	(57)	-	(4)	(69)

Disposals of businesses	-	-	-	-	-	3	3

Income statement credit/(charge)	-	21	-	126	1	(50)	98

Credited to equity	-	-	-	-	-	25	25

Reclassified to assets	74	-	4	-	-	-	78

Currency translation differences	-	1	-	5	-	1	7

At 31 March 2011	76	(110)	6	(1,047)	(29)	(5)	(1,109)

Net deferred tax assets/(liabilities)	90	(110)	9	(1,047)	(29)	(5)	(1,092)

Unrecognised deferred tax assets and liabilities

Deferred tax assets have only been recognised on deductible temporary differences, unused tax losses or tax credits to the extent that future taxable profits will be available against which the asset can be utilised, or where these can be utilised against other taxable temporary differences. The assets are recorded after reviewing the financial forecasts of the Group’s position, depreciation and potential capital expenditure for capital allowances. Where it is not considered probable that a taxable profit will arise against which the temporary difference can be utilised, no asset has been recognised. Unprovided deferred tax on losses was £15 million (2011: £21 million) and on other timing differences was £nil (2011: £5 million). The losses had no expiration date and could be carried forward indefinitely (2011: £7 million expired in 10 years).

Deferred tax liabilities of £18 million (2011: £10 million) have not been recognised for the tax that would be payable on the unremitted earnings of certain subsidiary undertakings since the Group has discretion over the manner and timing of any distributions, if any, to be made in the future. Unremitted earnings of these subsidiary undertakings totalled £121 million (2011: £115 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

25.	Trade and other payables

	2012 £million	2011 £million

Current

Trade payables	3,185	3,410

Other taxation and social security	160	165

Accruals and deferred income	485	571

Liability to acquire equity stakes from non controlling interests	33	129

Future dividend obligations to non controlling interests	12	18

Other payables	297	310

	4,172	4,603

Non-current

Liability to acquire equity stakes from non controlling interests	132	154

Future dividend obligations to non controlling interests	70	77

Other payables	49	44

	251	275

The liability to acquire equity stakes from non controlling interests mainly relates to amounts the Group is committed to further increase its ownership in Hedef Alliance Holding A.S. and Farmexpert DCI S.A. respectively.

26.	Financial assets and liabilities

The carrying amounts of financial assets and liabilities were:

	2012 £million	2011 £million

Current borrowings

Loans - senior facilities agreement	(18)	-

Other loans - committed	(48)	(120)

Loan notes	(76)	(105)

Overdrafts	(2)	(35)

Other loans - uncommitted	(2)	(7)

Finance lease liabilities	(7)	(7)

	(153)	(274)

Non-current borrowings

Loans - senior facilities agreement	(6,759)	(7,472)

Loans - subordinated facility agreement	(628)	(606)

Other loans - committed	(240)	(182)

Finance lease liabilities	(14)	(14)

	(7,641)	(8,274)

Total borrowings	(7,794)	(8,548)

Cash and cash equivalents	670	629

Total borrowings net of cash and cash equivalents	(7,124)	(7,919)

Restricted cash	254	285

Derivative financial instruments - interest rate and credit instrument assets	8	36

Derivative financial instruments - currency and interest rate instrument liabilities	(155)	(245)

Net borrowings	(7,017)	(7,843)

Available-for-sale investments	41	67

Loans to customers and extended terms	63	69

Profit participating notes	172	163

Loan assets	66	51

Trade receivables net of provision for impairment	2,638	3,092

Trade payables	(3,185)	(3,410)

Liability to acquire equity stakes from non controlling interests	(165)	(283)

Future dividend obligations to non controlling interests	(82)	(95)

Net financial liabilities	(7,469)	(8,189)

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

26.	Financial assets and liabilities (continued)

The Group’s principal borrowings at the year end were:

—	Committed facilities - £7,769 million in total
-	Loans - senior and subordinated facilities: these variable rate loans, which are denominated in Sterling, Euros and Swiss Francs, are fully drawn and their aggregate carrying value at 31 March 2012 was £7,405 million (2011: £8,078 million) including the impact of currency revaluation and reported net of unamortised fees incurred in respect of the loans. These loans mature between 2014 and 2017.
-	Other loans - committed: totalling £288 million (2011: £302 million), these loans represent a mix of fixed and variable rate borrowings denominated in Sterling and Euros with major maturities concentrated between 2014 and 2016.
-	Loan notes: totalling £76 million (2011: £105 million), these notes are classified within current borrowings as they can be redeemed by the holders giving notice prior to the semi-annual interest payment dates. If no such notice is given the notes will fall due on their contractual maturity date in December 2012. The Group holds a floating rate interest bearing deposit of £76 million (2011: £105 million) shown within restricted cash (note 22) as collateral against loan notes with the same principal amount. This deposit is only available to the Group for the purpose of redeeming the associated loan notes.

—	Uncommitted facilities - £4 million in total
-	Bank overdrafts and local bank loans repayable on demand.

—	Finance leases - £21 million in total

Maturity profile of financial liabilities

The table below shows the contractual maturities of financial liabilities on an undiscounted basis. Interest payments are calculated based on liabilities held at 31 March 2012 without taking account of any future debt issuance. Floating rate interest was estimated using prevailing interest conditions at 31 March 2012. Cash flows in non-Sterling currencies were translated using prevailing exchange rates at 31 March 2012. All floating rate borrowings re-price within six months of the year end.

	Contractual cash flows					Future interest
2012	1 year or less £million	1-2 years £million	2-5 years £million	>5 years £million	Total £million	payments and fee amortisation £million	Carrying value £million

Fixed

Other loans - committed	(20)	(37)	(11)	-	(68)	5	(63)

Finance lease liabilities	(8)	(5)	(8)	(18)	(39)	18	(21)

Floating

Loans - senior facilities agreement	(342)	(249)	(7,230)	-	(7,821)	1,044	(6,777)

Loans - subordinated facility agreement	(31)	(24)	(104)	(778)	(937)	309	(628)

Other loans - committed	(46)	(4)	(191)	-	(241)	16	(225)

Loan notes	(76)	-	-	-	(76)	-	(76)

Overdrafts	(2)	-	-	-	(2)	-	(2)

Other loans - uncommitted	(2)	-	-	-	(2)	-	(2)

Total borrowings	(527)	(319)	(7,544)	(796)	(9,186)	1,392	(7,794)

Trade payables	(3,185)	-	-	-	(3,185)	-	(3,185)

Liability to acquire equity stakes from non controlling interests	(33)	(152)	-	-	(185)	20	(165)

Total non-derivative financial liabilities	(3,745)	(471)	(7,544)	(796)	(12,556)	1,412	(11,144)

Interest rate derivatives:

- outflows	(39)	(1)	-	-	(40)

- inflows	8	-	-	-	8

	(31)	(1)	-	-	(32)	11	(21)

Currency swaps:

- outflows	(555)	-	-	-	(555)

- inflows	416	-	-	-	416

	(139)	-	-	-	(139)	5	(134)

Total derivative financial liabilities	(170)	(1)	-	-	(171)	16	(155)

Total financial liabilities	(3,915)	(472)	(7,544)	(796)	(12,727)	1,428	(11,299)

In addition to the contractual maturities of financial liabilities presented above, the Group has an ongoing future dividend obligation in relation to the non controlling interest arising on the acquisitions of Hedef Alliance Holding A.S. and Dollond & Aitchison in previous years. The contractual undiscounted cash flows are £12 million (2011: £16 million) within one year, £11 million (2011: £13 million) between 1 and 2 years and £18 million (2011: £27 million) between 2 and 5 years.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

26.	Financial assets and liabilities (continued)

	Contractual cash flows					Future interest
2011	1 year or less £million	1-2 years £million	2-5 years £million	>5 years £million	Total £million	payments and fee amortisation £million	Carrying value £million

Fixed:

Other loans - committed	(113)	(132)	(44)	(14)	(303)	26	(277)

Finance lease liabilities	(8)	(6)	(6)	(19)	(39)	18	(21)

Floating:

Loans - senior facilities agreement	(342)	(379)	(7,544)	(994)	(9,259)	1,787	(7,472)

Loans - subordinated facility agreement	(27)	(31)	(117)	(827)	(1,002)	396	(606)

Other loans - committed	(25)	-	-	-	(25)	-	(25)

Loan notes	(105)	-	-	-	(105)	-	(105)

Overdrafts	(35)	-	-	-	(35)	-	(35)

Other loans - uncommitted	(7)	-	-	-	(7)	-	(7)

Total borrowings	(662)	(548)	(7,711)	(1,854)	(10,775)	2,227	(8,548)

Trade payables	(3,410)	-	-	-	(3,410)	-	(3,410)

Liability to acquire equity stakes from non controlling interests	(136)	-	(200)	-	(336)	53	(283)

Total non-derivative financial liabilities	(4,208)	(548)	(7,911)	(1,854)	(14,521)	2,280	(12,241)

Interest rate derivatives:

- outflows	(39)	(39)	-	-	(78)

- inflows	7	10	-	-	17

	(32)	(29)	-	-	(61)	12	(49)

Currency swaps:

- outflows	(315)	(561)	-	-	(876)

- inflows	247	421	-	-	668

	(68)	(140)	-	-	(208)	12	(196)

Total derivative financial liabilities	(100)	(169)	-	-	(269)	24	(245)

Total financial liabilities	(4,308)	(717)	(7,911)	(1,854)	(14,790)	2,304	(12,486)

Finance lease liabilities

	2012			2011
	Minimum lease payments £million	Interest £million	Present value of minimum lease payments £million	Minimum lease payments £million	Interest £million	Present value of minimum lease payments £million

Less than one year	8	(1)	7	8	(1)	7

Between one year and five years	13	(4)	9	12	(3)	9

More than five years	18	(13)	5	19	(14)	5

	39	(18)	21	39	(18)	21

Under the terms of the finance lease agreements entered into by the Group, no material contingent rents are payable.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

26.	Financial assets and liabilities (continued)

Carrying value and fair value

Carrying values and fair values of the Group’s financial assets and liabilities held to finance the Group’s operations were:

	2012		2011
	Carrying value £million	Fair value £million	Carrying value £million	Fair value £million

Liabilities held at amortised cost

Loans - senior facilities agreement	(6,777)	(6,842)	(7,472)	(7,566)

Loans - subordinated facility agreement	(628)	(640)	(606)	(620)

Other loans - committed	(288)	(288)	(302)	(302)

Loan notes	(76)	(76)	(105)	(105)

Overdrafts	(2)	(2)	(35)	(35)

Other loans - uncommitted	(2)	(2)	(7)	(7)

Finance lease liabilities	(21)	(36)	(21)	(34)

Liability to acquire equity stakes from non controlling interests	(165)	(165)	(283)	(283)

Future dividend obligations to non controlling interests	(82)	(82)	(95)	(95)

Trade payables	(3,185)	(3,185)	(3,410)	(3,410)

	(11,226)	(11,318)	(12,336)	(12,457)

Liabilities held at fair value

Derivative instruments - interest rate	(21)	(21)	(49)	(49)

Derivative instruments - currency	(134)	(134)	(196)	(196)

	(155)	(155)	(245)	(245)

Loans and receivables financial assets

Trade receivables net of provision for impairment	2,638	2,638	3,092	3,092

Loans to customers and extended terms	63	63	69	69

Profit participating notes	172	172	163	163

Loan assets	66	66	51	51

	2,939	2,939	3,375	3,375

Financial assets held at fair value

Derivative instruments - interest and credit	8	8	36	36

Available-for-sale investments	41	41	67	67

	49	49	103	103

Cash and cash equivalents	670	670	629	629

Restricted cash	254	254	285	285

Net financial liabilities	(7,469)	(7,561)	(8,189)	(8,310)

The fair values of overdrafts, other loans, trade receivables and loans to customers approximate to their carrying values due to either their short term nature or being re-priced at variable interest rates. The carrying values of the senior facilities and subordinated facility loans, which are variable rate, were lower than the fair values of the instruments due mainly to the impact of unamortised fees included in the carrying value.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

26.	Financial assets and liabilities (continued)

Carrying value and fair value (continued)

The carrying values of financial assets and liabilities held at fair value, as analysed by the levels of the fair value hierarchy, were:

2012	Level 1 £million	Level 2 £million	Total £million

Financial liabilities

Interest rate derivatives	-	(21)	(21)

Cross currency swap derivatives	-	(134)	(134)

	-	(155)	(155)

Financial assets

Derivative instruments - interest and credit	-	8	8

Available-for-sale investments	41	-	41

	41	8	49

2011	Level 1 £million	Level 2 £million	Total £million

Financial liabilities:

Forward currency exchange derivatives	-	(2)	(2)

Interest rate derivatives	-	(49)	(49)

Cross currency swap derivatives	-	(194)	(194)

	-	(245)	(245)

Financial assets:

Derivative instruments - interest and credit	-	36	36

Available-for-sale investments	67	-	67

	67	36	103

The levels of the fair value hierarchy reflect the significance of the valuation inputs used in making fair value measurements and are defined as follows:

Level 1:	quoted prices in active markets for the same instrument.
Level 2:	quoted prices in active markets for similar assets or liabilities or other valuation techniques for which all significant inputs are based on observable market data.
Level 3:	valuation techniques for which any significant input is not based on observable market data.

Derivative financial instruments

The derivative financial instruments that the Group holds are not traded in an active market. Accordingly, their fair values are determined by using suitable valuation techniques that do not make use of entity-specific estimates or by using movements in observable prices for underlying financial instruments attributable to the hedged risks. The fair value of interest rate swaps is calculated by discounting the estimated cash flows received and paid based on the applicable observable yield curves using the risk-free interest rate. The fair value of interest rate caps is calculated using an options pricing methodology. The fair value of cross currency contracts and forward currency contracts is estimated by discounting the difference between the contractual forward price and the current available forward price for the residual maturity of the contract using the risk-free interest rate. The fair value of credit derivatives is calculated by discounting anticipated cash flows using the applicable observable yield curve plus a margin derived from the current trading value of the underlying security. All computed fair values for derivative financial instruments include an appropriate adjustment for own and counterparty credit risk as appropriate.

Available-for-sale investments

The fair values of quoted investments are based on current bid prices.

27.	Financial risk management

Capital risk management

The Group’s objectives in managing its capital are to safeguard the Group’s ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure that reduces the cost of capital.

The Group defines its capital employed of £12,718 million (2011: £12,967 million) as total equity of £5,701 million (2011: £5,124 million) and net borrowings of £7,017 million (2011: £7,843 million).

The ability of certain Group companies to pay dividends, for ultimate distribution to shareholders, is restricted by the terms of the financing agreements to which they are party.

Financial risk management - overview

The Group’s trading and financing activities expose it to various financial risks that could adversely impact on future earnings and cash flows. Although not necessarily mutually exclusive, these financial risks are categorised separately according to their different generic risk characteristics and include market risk (foreign currency risk, cash flow interest rate risk and price risk), credit risk and liquidity risk. The Group is actively engaged in the management of all of these financial risks in order to moderate their potential adverse impact on the Group’s financial performance and position.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

27.	Financial risk management (continued)

Liquidity risk management

Liquidity risk is the risk that the Group will not be able to meet its financial obligations as they fall due.

Access to cost-effective funding is managed by maintaining a range of committed and uncommitted facilities, sufficient to meet anticipated needs, arranging funding ahead of requirements, and developing diversified sources of funding.

Group liquidity is optimised through cash pooling and deposits with, or loans from, Group treasury companies.

The Group’s core borrowings are provided through committed term loans. The carrying value of these loans, which are denominated in Sterling, Euros and Swiss Francs, at 31 March 2012 was £7,387 million (2011: £8,078 million) including the impact of repurchases, currency revaluation and reported net of unamortised fees incurred in respect of the loans. These loans mature between 2014 and 2017. The Group also has access to a committed £627 million (2011: £702 million) revolving credit facility, £18 million (2011: £nil) of which was drawn down at 31 March 2012, £118 million (2011: £176 million) of which was utilised in providing guarantees and letters of credit principally to the Boots Pension Scheme and £491 million (2011: £526 million) of which was available as at 31 March 2012. This facility provides access to funding in a range of currencies and is available until 2014.

The Group’s net borrowings vary throughout the year in a predictable seasonal pattern subject to material acquisitions and disposals. In particular, net borrowings peak in the autumn due to the working capital requirements of Christmas trading.

The Group monitors its net borrowing position on a daily basis against both budget and a rolling two month cash forecast. The maturity profile of the Group’s financial liabilities at 31 March 2012 is shown in note 26.

Credit risk

Credit risk is the risk of financial loss to the Group if a customer or counterparty to a financial instrument fails to meet its contractual obligations, and arises principally from the Group’s receivables from customers, derivative financial instruments, cash balances, restricted cash, short term deposits and profit participating notes.

The maximum exposure to credit risk is represented by the carrying amount of each financial asset, including derivative financial instruments, at the year end.

Credit risk exposure to commercial counterparties is managed through credit control functions in each of the businesses. New customers are credit checked, customer limits are reviewed at least annually and aged receivable reviews are undertaken regularly.

The Group considers the possibility of significant loss in the event of non-performance by a financial or commercial counterparty to be unlikely.

At 31 March 2012 there were no significant concentrations of credit risk in respect of trade receivables and customer loans. The largest credit exposure of the Group at 31 March 2012 was to the National Health Service in the UK.

The maximum exposure to credit risk for trade receivables, including loans to customers and extended terms, net of provision for impairment, other loans and the profit participating notes at 31 March by geographic region was:

	2012 £million	2011 £million

UK	1,060	908

Other European countries	1,728	1,757

Other countries	151	710

	2,939	3,375

Exposures to financial counterparties arise from other non trade receivables, the use of derivative financial instruments, cash balances and short term deposits. The Group protects itself against the risk of financial loss arising from the failure of financial counterparties by setting ratings based limits to the maximum exposure to individual counterparties or their groups. Limits are set by reference to ratings issued by the major rating agencies, Standard and Poor’s and Moody’s Investors Service Limited.

At 31 March 2012 total exposures of the Group to financial counterparties was £932 million (2011: £950 million) of which £8 million (2011: £36 million) related to derivative financial instruments, £670 million (2011: £629 million) was in respect of cash and cash equivalents and £254 million (2011: £285 million) was in respect of restricted cash.

£534 million (2011: £564 million) of derivative financial assets, cash and cash equivalents and restricted cash relate to balances managed centrally by Group treasury spread across a number of high quality counterparties, all of whom have a credit rating of A- or better. The remaining £398 million (2011: £386 million) of cash and cash equivalents represents short term deposits, restricted cash, cash-in-transit and cash held in operational bank accounts across the Group.

Profit participating notes and other loans totalled £238 million (2011: £214 million). The profit participating notes are issued by, and other loans are invested in, or lent to, unrated entities (see note 37).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

27.	Financial risk management (continued)

Market risk

Market risk is the risk that changes in market prices, such as currency exchange rates, interest rates and equity prices will affect the Group’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage market risks within acceptable parameters. The Group transacts in financial instruments including derivatives in order to manage these risks in accordance with the Group treasury policies approved by the Board.

Currency risk

The Group is party to a variety of currency derivatives in the management of exchange rate exposures, including cross currency swaps and forward currency exchange contracts. Movements in the fair value of all forward currency exchange contracts other than those that are designated and effective as cash flow hedges or net investment hedges are reported directly in the income statement.

The Group utilises forward currency exchange derivatives to hedge significant committed and highly probable future transactions and cash flows denominated in currencies other than the functional currency of a Group entity.

At 31 March 2012, the Group had no outstanding forward currency exchange contracts (2011: £nil) that were designated and effective as cash flow hedges of committed forecast transactions.

A gain of £1 million was recycled from the cash flow hedge reserve to cost of sales in respect of contracts designated as cash flow hedges of the attributable currency risk on highly probable forecast transactions (2011: loss of £1 million). During the year there were no gains or losses recycled from the cash flow hedge reserve to non-current non-financial assets in respect of contracts designated as cash flow hedges of the attributable currency risk on capital expenditure projects (2011: £nil).

The Group has significant non-Sterling denominated currency net investments denominated in Euros and Swiss Francs and in addition uses derivative financial instruments, specifically cross currency swaps, forward currency exchange contracts and non-Sterling currency borrowings to hedge the non-Sterling currency risk.

At 31 March 2012 £952 million (2011: £979 million) of non-Sterling currency borrowings were designated as net investment hedges.

The Group has a number of cross currency swap contracts in place. At 31 March 2012, the fair value of the Group’s cross currency swaps was a liability of £134 million (2011: £194 million). £49 million (2011: £46 million) of the liability related to cross currency swaps designated as net investment hedges of non-Sterling denominated currency net investments and the associated movements in fair value have been deferred in equity. The remaining liability of £85 million (2011: £148 million) related to cross currency swaps designated as held for trading. The currency exchange risk associated with these swaps was hedged through the use of short dated forward currency exchange contracts designated as held for trading.

The effect of currency swaps and forward currency exchange contracts to manage translation risk on net borrowings was:

	Net borrowings 2012			Net borrowings 2011
	Before hedging £million	Derivative instruments - currency £million	Total £million	Before hedging £million	Derivative instruments - currency £million	Total £million

Sterling	(5,192)	156	(5,036)	(5,623)	(298)	(5,921)

Euro	(1,500)	(104)	(1,604)	(1,838)	10	(1,828)

Swiss Franc	(277)	(143)	(420)	(270)	(93)	(363)

Other	86	(43)	43	84	185	269

	(6,883)	(134)	(7,017)	(7,647)	(196)	(7,843)

At 31 March 2012 the total notional amount of outstanding forward currency exchange contracts that the Group has committed was £358 million (2011: £487 million).

At 31 March 2012 the statement of financial position carrying value of the Group’s outstanding forward currency exchange contracts was £nil (2011: £2 million liability).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

27.	Financial risk management (continued)

Currency risk - sensitivity analysis

The table below shows the Group’s sensitivity to non-Sterling exchange rates on its non-Sterling financial instruments, excluding trade payables and trade receivables, which do not represent a significant exposure to exchange rates.

A 10% (2011: 10%, 2010: 10%) strengthening of Sterling against the following currencies would have increased/(decreased) equity and profit for the year by the amounts shown below. This analysis assumes that all other variables, including interest rates, remain constant and that instruments designated as net investment hedges remain highly effective. In this table financial instruments are only considered sensitive for exchange rates where they are not in the functional currency of the entity that holds them.

	2012 Impact on equity £million	2012 Impact on profit £million	2011 Impact on equity £million	2011 Impact on profit £million	2010 Impact on equity £million	2010 Impact on profit £million

Euro	61	-	71	(1)	76	(1)

Turkish Lira	-	(9)	-	(11)	-	-

Swiss Franc	36	-	35	-	35	-

Other	2	(2)	2	-	2	1

A 10% (2011: 10%) weakening of Sterling against these currencies at 31 March 2012 would have had the equal and opposite effect to that shown above on the basis that all other variables remain constant.

The movements in equity relate to non-Sterling borrowings and cross currency swaps used to hedge Group assets denominated in those currencies. An appreciation in the value of the borrowing or cross currency swap would be matched by a corresponding depreciation in the value of the related Group asset, which would also be recorded in equity. Exchange rate sensitivities on Group assets other than financial instruments have not been shown in the table above.

Cash flow interest rate risk

The Group manages interest rate risk in accordance with the treasury policy approved by the Board. Exposures are hedged through a combination of interest rate caps and interest rate swaps.

The Group has a mixture of fixed and floating rate borrowings. Before the impact of derivative financial instruments, £84 million or 1.1% (2011: £298 million or 3.5%) of total borrowings were at fixed interest rates. The re-pricing risk of the fixed borrowings coincides with their maturity. The floating rate borrowings re-price within six months of the reporting date, based on short term borrowing rates for the relevant currency.

The Group has interest rate swaps with notional principal amounts of £500 million (2011: £500 million) and €10 million (2011: €10 million) to swap outstanding borrowings from floating to fixed rates. The Group has interest rate caps with notional principal amounts of £3,500 million (2011: £3,500 million) and €1,600 million (2011: €1,623 million) to protect the Group from rising interest rates on the corresponding amounts of borrowings until July 2012. The Group also has interest rate caps effective between July 2012 and July 2015 with notional principal amounts of £1,500 million and €2,000 million respectively.

After taking into account the impact of derivative financial instruments, £5,357 million or 69% (2011: £5,610 million or 66%) of the Group’s total borrowings were at fixed or capped interest rates. All other borrowings re-price within six months of the year end.

At 31 March 2012, £5,341 million or 72% (2011: £5,410 million or 66%) of the principal outstanding under the facilities raised to finance the acquisition of Alliance Boots plc was hedged.

The impact of a 1% increase and a 1% decrease in interest rates on 31 March 2012 on pre tax profit are shown in the table below. This analysis assumes that all other variables are held constant. On this basis there would have been no significant amounts recognised directly in equity.

	2012 1% increase in interest rates £million	2012 1% decrease in interest rates £million	2011 1% increase in interest rates £million	2011 1% decrease in interest rates £million	2010 1% increase in interest rates £million	2010 1% decrease in interest rates £million

Gain/(loss) - derivative financial instruments	-	1	44	(28)	63	(40)

(Loss)/gain - variable rate financial instruments	(65)	65	(76)	76	(84)	84

Equity price risk

The Group is exposed to equity price risk through its long term holdings of listed and unlisted securities, which are classified as available-for-sale investments and held at fair value. The associated measurement volatility on these investments is recorded directly in equity, unless an equity instrument has suffered a significant or prolonged decline, in which case an impairment loss is recorded in profit or loss.

Equity price risk - sensitivity analysis

The potential impact on the Group’s equity resulting from the application of +/- 5% movement in the fair value of its available-for-sale investments would have been a gain/(loss) recorded in the available-for-sale reserve of £2 million (2011: £3 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

28.	Analysis of movement in net borrowings

Set out below is a reconciliation of the net increase in cash and cash equivalents to the decrease in net borrowings at 31 March 2012:

	2012 £million	2011 £million	2010 £million

Net increase/(decrease) in cash and cash equivalents	90	529	(144)

Net (decrease)/increase in restricted cash	(27)	(63)	5

Cash and cash equivalents outflow from decrease in debt and debt financing	678	426	644

Movement in net borrowings resulting from cash flows	741	892	505

Discounts on repurchase of acquisition borrowings	24	4	128

Borrowings acquired with businesses	-	(419)	(1)

Borrowings derecognised on disposal of businesses	41	100	-

Finance leases entered into	(7)	-	(6)

Amortisation of prepaid financing fees	(27)	(26)	(30)

Capitalised finance costs	(22)	(21)	(19)

Currency translation differences and fair value adjustments on financial instruments	76	16	68

Movement in net borrowings in the year	826	546	645

Net borrowings at 1 April	(7,843)	(8,389)	(9,034)

Net borrowings at 31 March	(7,017)	(7,843)	(8,389)

Cash and cash equivalents outflow from decrease in debt and debt financing comprised of proceeds from borrowings of £207 million (2011: £23 million, 2010: £39 million), less repayment of borrowings, repurchase of acquisition borrowings and settlement of derivatives of £878 million (2011: £439 million, 2010: £666 million) and repayment of capital element of finance lease obligations of £7 million (2011: £10 million, 2010: £17 million).

Set out below is an analysis of the movement in net borrowings during the year:

2012	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million

At 1 April 2011	629	285	(274)	(8,274)	(209)	(7,843)

Net increase in cash and cash equivalents	58	-	32	-	-	90

Net decrease in restricted cash	-	(27)	-	-	-	(27)

Cash and cash equivalents outflow from decrease in debt and debt financing	-	-	49	564	65	678

Discounts on repurchase of acquisition borrowings	-	-	-	24	-	24

Borrowings derecognised on disposal of businesses	-	-	40	-	1	41

Finance leases entered into	-	-	(2)	(5)	-	(7)

Amortisation of prepaid financing fees	-	-	-	(27)	-	(27)

Capitalised finance costs	-	-	-	(22)	-	(22)

Non-cash movements	-	-	(4)	4	-	-

Currency translation differences and fair value adjustments on financial instruments	(17)	(4)	6	95	(4)	76

At 31 March 2012	670	254	(153)	(7,641)	(147)	(7,017)

2011	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million

At 1 April 2010	343	349	(556)	(8,322)	(203)	(8,389)

Net increase in cash and cash equivalents	294	-	235	-	-	529

Net decrease in restricted cash	-	(63)	-	-	-	(63)

Cash and cash equivalents outflow from decrease in debt and debt financing	-	-	211	219	(4)	426

Discounts on repurchase of acquisition borrowings	-	-	-	4	-	4

Borrowings acquired with businesses	-	-	(222)	(197)	-	(419)

Borrowings derecognised on disposal of businesses	-	-	57	43	-	100

Amortisation of prepaid financing fees	-	-	-	(26)	-	(26)

Capitalised finance costs	-	-	-	(21)	-	(21)

Non-cash movements	-	-	(7)	7	-	-

Currency translation differences and fair value adjustments on financial instruments	(8)	(1)	8	19	(2)	16

At 31 March 2011	629	285	(274)	(8,274)	(209)	(7,843)

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

28.	Analysis of movement in net borrowings (continued)

2010	Cash and cash equivalents £million	Restricted cash £million	Borrowings within current liabilities £million	Borrowings within non-current liabilities £million	Derivative financial instruments £million	Net borrowings £million

At 1 April 2009	473	343	(930)	(8,674)	(246)	(9,034)

Net decrease in cash and cash equivalents	(125)	-	(19)	-	-	(144)

Net increase in restricted cash	-	5	-	-	-	5

Cash and cash equivalents outflow from decrease in debt and debt financing	-	-	396	199	49	644

Discounts on repurchase of acquisition borrowings	-	-	-	128	-	128

Borrowings acquired with businesses	-	-	(1)	-	-	(1)

Finance leases entered into	-	-	(2)	(4)	-	(6)

Amortisation of prepaid financing fees	-	-	-	(30)	-	(30)

Capitalised finance costs	-	-	-	(19)	-	(19)

Non-cash movements	-	-	(9)	9	-	-

Currency translation differences and fair value adjustments on financial instruments	(5)	1	9	69	(6)	68

At 31 March 2010	343	349	(556)	(8,322)	(203)	(8,389)

In the Group statement of cash flows, cash and cash equivalents included bank overdrafts classified as borrowings within current liabilities in the statement of financial position, which amounted to £2 million (2011: £35 million, 2010: £271 million).

29.	Movement in net borrowings resulting from acquisitions and disposals of businesses and investments

	2012 £million	2011 £million	2010 £million

Acquisitions of businesses	(10)	(222)	(11)

Net cash/(borrowings) of businesses acquired:

- cash and cash equivalents net of overdrafts	2	363	-

- borrowings	-	(419)	(1)

Disposals of businesses	5	62	-

Net borrowings of businesses disposed:

- cash and cash equivalents net of overdrafts	(13)	114	-

- borrowings	41	100	-

Investments in associates and joint ventures	(20)	-	-

Disposal of associates and pharmacies classified as held for sale	-	-	18

Purchase of non controlling interests	(122)	(66)	(10)

	(117)	(68)	(4)

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

30.	Provisions

2012	Restructuring and reorganisation £million	Vacant property £million	Other £million	Total £million

At 1 April 2011	62	30	25	117

Provisions created during the year	17	2	6	25

Provisions utilised during the year	(37)	(9)	(7)	(53)

Provisions released during the year	-	(1)	(2)	(3)

Currency translation differences	(5)	-	2	(3)

At 31 March 2012	37	22	24	83

Current	27	15	8	50

Non-current	10	7	16	33

	37	22	24	83

Restructuring and reorganisation

The restructuring and reorganisation provision relates primarily to the restructuring programmes announced in the Pharmaceutical Wholesale Division and in the UK part of the Health & Beauty Division and related contract manufacturing activities respectively.

Vacant property

The vacant property provisions represent recognition of the present value of the expected net costs arising from vacant properties and sub-let properties. The exact timing of utilisation of these provisions will vary according to the individual properties concerned.

Other

The other provision relates mainly to long service award entitlements accrued on a probability-weighted basis.

31.	Share capital

	2012 Number of units	2012 £million	2011 Number of units	2011 £million

Units of capital of CHF1,000:

Issued and fully paid	2,098,000	1,065	2,098,000	1,065

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

32.	Other reserves

Other reserves movements within equity were:

2012	Available-for- sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million

At 1 April 2011	18	242	-	(271)	(4)	(15)

Net exchange differences on translation of non-Sterling denominated operations	-	(23)	-	-	-	(23)

Net fair value movements on cash flow hedging instruments	-	-	1	-	-	1

Cumulative net fair value movements on cash flow hedging instruments recycled to the income statement and to non-current non-financial assets	-	-	(1)	-	-	(1)

Net fair value losses on available-for-sale investments deferred in equity	(24)	-	-	-	-	(24)

Gain on disposal of available-for-sale investments	(1)	-	-	-	-	(1)

Impairment of available-for-sale investment	16	-	-	-	-	16

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	-	(1)	(1)

Liability to acquire equity stakes from non controlling interests	-	-	-	(2)	-	(2)

Purchase of non controlling interests	-	-	-	95	-	95

Tax	-	2	-	-	-	2

At 31 March 2012	9	221	-	(178)	(5)	47

2011	Available-for- sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million

At 1 April 2010	27	229	-	(34)	(10)	212

Transfer to non controlling interests	-	-	-	34	-	34

Net exchange differences on translation of non-Sterling denominated operations	-	(12)	-	-	-	(12)

Net fair value movements on cash flow hedging instruments	-	-	(1)	-	-	(1)

Cumulative net fair value movements on cash flow hedging instruments recycled to the income statement and to non-current non-financial assets	-	-	1	-	-	1

Net fair value losses on available-for-sale investments deferred in equity	(7)	-	-	-	-	(7)

Gains on change of status from available-for-sale investments to subsidiary	(2)	-	-	-	-	(2)

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	-	6	6

Liability to acquire equity stakes from non controlling interests	-	-	-	(362)	-	(362)

Purchase of non controlling interests	-	-	-	91	-	91

Tax	-	25	-	-	-	25

At 31 March 2011	18	242	-	(271)	(4)	(15)

2010	Available-for- sale reserve £million	Translation reserve £million	Cash flow hedge reserve £million	Special reserve £million	Associates’ and joint ventures’ other comprehensive income £million	Total £million

At 1 April 2009	(3)	193	1	-	-	191

Net exchange differences on translation of non-Sterling denominated operations	-	36	-	-	-	36

Net fair value movements on cash flow hedging instruments	-	-	(4)	-	-	(4)

Cumulative net fair value movements on cash flow hedging instruments recycled to the income statement and to non-current non-financial assets	-	-	3	-	-	3

Net fair value gains on available-for-sale investments deferred in equity	30	-	-	-	-	30

Share of post tax other comprehensive income of associates and joint ventures	-	-	-	-	(10)	(10)

Future dividend obligations to non controlling interests	-	-	-	(30)	-	(30)

Transfer from non controlling interests	-	-	-	(4)	-	(4)

At 31 March 2010	27	229	-	(34)	(10)	212

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

32.	Other reserves (continued)

The nature and purpose of each reserve in equity is:

Retained earnings

The Group’s retained earnings reserve, which is presented in the Group’s statement of changes in equity, comprises the Group’s retained earnings, net of distributions made to equity holders, movements related to non controlling interests purchased, together with actuarial gains and losses on defined benefit schemes and related tax movements.

Available-for-sale reserve

The available-for-sale reserve comprises the cumulative net change in the fair value of the Group’s available-for-sale investments. Net fair value movements are recycled to the income statement if an underlying available-for-sale investment is either derecognised or impaired.

Translation reserve

The translation reserve comprises all currency exchange differences arising from the translation of the financial statements of non-Sterling denominated operations into the presentation currency of the Group, as well as from the translation of financial liabilities that hedge the Company’s net investment in non-Sterling denominated subsidiaries.

Cash flow hedge reserve

The cash flow hedge reserve comprises the effective portion of the cumulative net change in the fair value of cash flow hedging instruments related to the hedged risks on highly probable forecast transactions that have not yet occurred. When a forecast transaction occurs and the hedged risk is realised, an appropriate amount is recycled from the cash flow hedge reserve either to the income statement or to the carrying value of a non-current non-financial asset, according to where the underlying cash flow is recorded.

Special reserve

The special reserve comprises amounts recorded on the recognition of commitments to acquire equity stakes from non controlling interests. When the commitments are derecognised, the amounts initially recorded are reversed.

Associates’ and joint ventures’ other comprehensive income

The associates’ and joint ventures’ other comprehensive income reserve records the Group’s share of post tax other comprehensive income of associates and joint ventures.

33.	Acquisitions and disposals of businesses

Acquisitions during the year ended 31 March 2012

The Group acquired further equity stakes in two businesses where controlling interests were acquired in the prior year. These were a further 10% stake in Hedef Alliance Holding A.S. (“Hedef Alliance”) on 6 May 2011 for consideration of £82 million and a further 20% stake in our existing subsidiary Farmexpert DCI S.A. on 15 February 2012 for consideration of £30 million, of which £13 million was deferred and paid on 2 April 2012.

The Group acquired a number of businesses in the year for cash consideration totalling £10 million. Net assets identified included the fair value of customer relationships of £3 million. Goodwill on these acquisitions was £5 million.

Acquisition related costs

The Group incurred acquisition related costs of £1 million (2011: £8 million) in respect of the acquisitions described above and other acquisition related projects. These costs have been included within administrative costs in the Group’s consolidated income statement and classified as exceptional items.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

33.	Acquisitions and disposals of businesses (continued)

Acquisitions during the year ended 31 March 2011

The Group’s two major acquisitions during the year ended 31 March 2011 were the acquisitions of a controlling interest in Hedef Alliance in July 2010 and of a controlling interest in Andreae-Noris Zahn AG (“ANZAG”) in December 2010. Both were previously associates of the Group.

Hedef Alliance

The Group increased its shareholding in Hedef Alliance to 70% in two stages in the year, having previously held a 50% associate interest. Hedef Alliance is one of the largest pharmaceutical wholesalers in Turkey, and has a controlling 50% interest in United Company of Pharmacists S.A.E. (“UCP”), the leading pharmaceutical wholesaler in Egypt, and a 30% associate interest in Hydra Pharm SPA, the largest wholesaler in Algeria.

The Group obtained control of Hedef Alliance on 23 July 2010 by acquiring an additional 10% stake for consideration of £94 million which was settled in cash. A further 10% stake was acquired on 18 February 2011 for consideration of £86 million, of which £23 million was deferred and paid on 6 May 2011.

The net assets acquired at the date of acquisition, as adjusted from book to fair value, and the attributable goodwill were:

	Book value at acquisition £million	Fair value adjustments £million	Fair value £million

Other intangible assets	-	237	237

Property, plant and equipment	34	23	57

Investments in associates and joint ventures	10	4	14

Inventories	284	-	284

Trade and other receivables	758	-	758

Cash and cash equivalents net of borrowings	102	-	102

Trade and other payables, and provisions	(741)	-	(741)

Deferred tax liabilities	(5)	(52)	(57)

Total identifiable net assets	442	212	654

Goodwill arising on acquisition			215

Non controlling interests			(375)

Fair value of existing interest			(400)

			94

Satisfied by:

- cash			94

The goodwill of £215 million represented the intangible assets which could not be individually separated and reliably measured due to their nature. This included the growth opportunities presented through investment in international businesses in large and growing markets. The non controlling interests were measured at fair value. The remeasurement to fair value of the Group’s existing 50% associate interest in Hedef Alliance resulted in a gain of £22 million (fair value of £400 million less £378 million carrying value of equity accounted associate at acquisition date), which was recognised in the income statement within profit from operations.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

33.	Acquisitions and disposals of businesses (continued)

ANZAG

Through Alliance Healthcare Deutschland Holdings 1 GmbH, a company owned 80% by the Group and 20% by a fellow subsidiary owned by the Group’s parent and ultimate controlling entity, the Group acquired a controlling shareholding in ANZAG. Alliance Healthcare Deutschland Holdings 1 GmbH initially acquired the Group’s pre-existing 29.99% interest, subsequently increased this by 51.89% to 81.88% in two stages. ANZAG is one of the largest pharmaceutical wholesalers in Germany and has a controlling interest in a pharmaceutical wholesale business and health & beauty business in Lithuania, a pharmaceutical wholesale business in Romania and an associate interest in a pharmaceutical wholesale business in Croatia which also trades in Bosnia Herzegovina, Serbia and Slovenia.

The Group obtained control of ANZAG on 16 December 2010 by Alliance Healthcare Deutschland Holdings 1 GmbH acquiring an additional 51.65% stake for consideration of £121 million which was all settled in cash. Following a tender offer for the remaining shares, a further 0.24% stake was acquired on 1 February 2011 for consideration of £1 million.

The net assets acquired at the date of acquisition, as adjusted from book to fair value, and the attributable goodwill were:

	Book value at acquisition £million	Fair value adjustments £million	Fair value £million

Other intangible assets	3	34	37

Property, plant and equipment	104	-	104

Investments in associates and joint ventures	16	-	16

Inventories	303	-	303

Trade and other receivables	403	-	403

Net borrowings	(158)	-	(158)

Trade and other payables, and provisions	(391)	-	(391)

Retirement benefit obligations	(52)	-	(52)

Deferred tax liabilities	(2)	(9)	(11)

Total identifiable net assets	226	25	251

Transfer to special reserve			45

Negative goodwill arising on acquisition			(16)

Non controlling interests			(87)

Fair value of existing interest			(71)

			122

Satisfied by:

- cash			122

The negative goodwill reflected the value of net assets employed relative to ANZAG’s enterprise value, and in accordance with IFRS 3 Business Combinations was included in the income statement within profit from operations. The non controlling interests were measured at fair value. The remeasurement to fair value of the Group’s existing 29.99% interest in ANZAG resulted in a loss of £3 million (fair value of £71 million less £74 million carrying value of equity accounted associate at acquisition date), which was recognised in the income statement within profit from operations.

The consolidated income statement for the prior year included revenue of £1,714 million and profit of £68 million in respect of Hedef Alliance, and revenue of £1,047 million and profit of £7 million in respect of ANZAG since their respective acquisition dates. If Hedef Alliance and ANZAG had both been subsidiaries of the Group from the beginning of the prior year, taking into account their respective results prior to acquisition, revenue and profit for the combined Group on a pro forma basis would have been £23,738 million and £639 million respectively.

Other acquisitions

In addition, the Group acquired a number of businesses in the year for cash consideration totalling £6 million. Net assets identified included the fair value of pharmacy licences of £5 million. Goodwill on these acquisitions was £2 million and non controlling interests recognised was £2 million.

Disposals during the year ended 31 March 2012

On 31 March 2012 the Group sold 51% of its interest in Alliance Boots Investments 1 Limited, the UK parent company of its Russia business, to a fellow wholly owned subsidiary of AB Acquisitions Holdings Limited, the Group’s parent and ultimate controlling entity (note 12).

Disposals during the year ended 31 March 2011

On 31 July 2010 the Group sold 51% of its interest in its Italian subsidiary Alliance Healthcare Italia S.p.a. to a fellow wholly owned subsidiary of AB Acquisitions Holdings Limited, the Group’s parent and ultimate controlling entity (note 12).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

34.	Operating leases

At 31 March outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due were:

	2012 £million	2011 £million

Less than one year	327	321

Between one and five years	957	988

More than five years	1,093	1,151

	2,377	2,460

The Group leases a number of its properties under operating leases. The leases run predominantly for periods from 1 to 25 years, with options to break the leases during the period and renew the leases at the end of the period. Lease rentals are increased at regular intervals to reflect market rentals. None of the leases include material contingent rentals. Rental income from sub-let properties was £22 million (2011: £24 million). Total future minimum sub-let income at the end of the year was £53 million (2011: £65 million).

35.	Commitments and contingent liabilities

Commitments

Capital expenditure contracted for at the year end but not yet incurred was £32 million (2011: £37 million) in respect of property, plant and equipment and software.

Contingent liabilities

The Group had aggregate contingent liabilities of £78 million (2011: £87 million), including £15 million (2011: £25 million) for letters of guarantee provided to certain suppliers, a £17 million (2011: £17 million) guarantee provided by Andreae-Noris Zahn AG for certain of its customers and a financial guarantee issued to a third party to underwrite £10 million (2011: £10 million) of loan finance on asset disposals that occurred in a prior year.

36.	Retirement benefit assets/obligations

The Group operates a number of retirement benefit schemes in the UK and other countries including both defined benefit and defined contribution schemes.

Defined benefit schemes

UK scheme

Following the buy out of the Alliance UniChem UK Group Pension Scheme in the prior year, the Group’s principal UK defined benefit scheme is the Boots Pension Scheme, which was closed to future accrual when the Group implemented a new defined contribution scheme in the UK on 1 July 2010.

The Boots Pension Scheme entered into Memoranda of Understanding during 2007/08 with the Group, the main elements of which were an agreement that conservative investment strategies would be maintained (the Boots Pension Scheme has continued with its investment strategy of planning to hold 15% of its assets in equity and property to back long term liabilities, and 85% of its assets in a diverse portfolio of high quality bonds to match liabilities up to 35 years), and a commitment to pay additional contributions. Cash contributions of £40 million were made during the year under the Memorandum of Understanding and up to 31 March 2012, £152 million of additional contributions have been made, with a further £117 million committed in four equal annual instalments from August 2013. The final payment of £149 million originally due in August 2017 has been replaced by cash flows that arise on a pension funding partnership structure established by the Group and the scheme’s trustees in March 2012. This is the second such structure (following that established in March 2011) and under this structure the Group contributed an interest in a partnership worth £127 million to the scheme, and transferred a number of properties to the partnership under a sale and leaseback arrangement. The partnership will make annual distributions of around £12 million to the scheme for 15 years.

The first pension funding partnership structure was set up in March 2011 as part of the funding plan agreed with the trustees on finalisation of the triennial actuarial funding valuation of the Boots Pension Scheme. Under the first structure, the Group contributed an interest in a partnership worth £146 million to the scheme, and transferred a number of properties to the partnership under a sale and leaseback arrangement. This partnership makes annual distributions of around £10 million to the scheme for 20 years. In addition, it will make a capital sum in 2031 equal to the lower of £156 million and any funding deficit in the scheme at that point in time.

The scheme’s interests in the partnerships reduces the deficit on a funding basis, although the agreement does not impact the deficit on an IAS 19 accounting basis, as the investments held by the scheme in the partnerships do not qualify as assets for the purposes of the Group’s consolidated financial statements and are therefore not included within the fair value of plan assets.

UK legislation has changed to set the Consumer Prices Index (CPI) as the statutory measure for applying increases to pensions in payment and for revaluing preserved pensions for occupational pension schemes. Previously the Retail Prices Index (RPI) was used. A small number of scheme members were affected by this change and, as CPI is projected to continue to increase at a lower rate than RPI, this change resulted in a reduction in the defined benefit scheme liabilities of £24 million which has been recognised within profit from operations as a negative past service cost.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

36.	Retirement benefit assets/obligations (continued)

Non-UK schemes

During the year, the Group closed its defined benefit pension scheme in The Netherlands to future accrual and subsequently transferred the obligations to a third party.

In the prior year, the Group closed its defined benefit schemes in the Republic of Ireland and Norway. The obligations of the Norwegian scheme were subsequently transferred to a third party.

The net amount recognised in respect of defined benefit schemes was:

	2012 £million	2011 £million

Present value of defined benefit scheme liabilities	(4,588)	(4,363)

Less fair value of defined benefit scheme assets:

- bonds	3,883	3,488

- equities	504	510

- other plan assets	152	151

	4,539	4,149

Surplus restriction	-	(9)

	(49)	(223)

Analysed as

- schemes in surplus	30	-

- schemes in deficit	(79)	(223)

	(49)	(223)

The change in the present value of defined benefit scheme liabilities was:

	2012 £million	2011 £million

At 1 April	4,363	4,684

Acquisitions of businesses	-	56

Current service costs	4	23

Negative past service costs	(30)	(66)

Curtailment gains	(8)	(96)

Settlements	(59)	(237)

Interest on defined benefit scheme liabilities	239	235

Net actuarial losses/(gains)	235	(73)

Employee contributions	1	1

Benefits paid	(155)	(163)

Currency translation differences	(2)	(1)

At 31 March	4,588	4,363

The change in the fair value of defined benefit scheme assets was:

	2012 £million	2011 £million

At 1 April	4,149	4,222

Acquisitions of businesses	-	4

Expected returns on defined benefit scheme assets	196	206

Settlements	(64)	(327)

Experience adjustments	354	81

Employer contributions	56	125

Employee contributions	1	1

Benefits paid	(155)	(163)

Currency translation differences	2	-

At 31 March	4,539	4,149

The Group expects to contribute approximately £22 million to its defined benefit schemes in the year ended 31 March 2013.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

36.	Retirement benefit assets/obligations (continued)

The net (expense)/credit recognised in the income statement comprised:

	2012 £million	2011 £million	2010 £million

Current service costs	(4)	(23)	(47)

Negative/(positive) past service costs	30	66	(6)

Curtailment gains	8	96	8

Settlement losses	(5)	(90)	-

	29	49	(45)

Expected returns on defined benefit scheme assets	196	206	207

Interest on defined benefit scheme liabilities	(239)	(235)	(225)

	(14)	20	(63)

The curtailment gains relate to the closure of a number of the schemes to future accrual and the settlement loss in the year to 31 March 2011 relates to the transfer of the obligations of the Alliance UniChem UK Group Pension Scheme to an insurer.

The (expense)/credit was recognised in the following line items in the income statement:

	2012 £million	2011 £million	2010 £million

Selling, distribution and store costs	22	38	(35)

Administrative costs	7	11	(10)

Finance income	196	206	207

Finance costs	(239)	(235)	(225)

	(14)	20	(63)

The amounts recognised in the statement of other comprehensive income were:

	2012 £million	2011 £million	2010 £million

Experience (losses)/gains on defined benefit scheme liabilities	(69)	(67)	48

Changes in assumptions underlying the present value of defined benefit scheme liabilities	(166)	140	(1,272)

Experience gains on defined benefit scheme assets	354	81	530

Surplus restriction reversed/(recognised)	9	(9)	-

	128	145	(694)

The cumulative amount of actuarial gains and losses recognised in the statement of other comprehensive income at 31 March 2012 was a net loss of £383 million (2011: £511 million loss, 2010: £665 million loss).

The amounts recognised for the fair value of scheme assets, the present value of scheme liabilities and experience gains/(losses) on scheme assets and liabilities for the past five years ended 31 March, were:

	2012 £million	2011 £million	2010 £million	2009 £million	2008 £million

Present value of scheme liabilities	(4,588)	(4,363)	(4,684)	(3,354)	(3,584)

Fair value of scheme assets	4,539	4,149	4,222	3,542	3,881

Surplus restriction	-	(9)	-	-	-

Retirement benefit (deficit)/surplus	(49)	(223)	(462)	188	297

Experience (losses)/gains on scheme liabilities	(69)	(67)	48	(21)	3

Experience gains/(losses) on scheme assets	354	81	530	(560)	(47)

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

36.	Retirement benefit assets/obligations (continued)

The principal actuarial assumptions at the year end were:

	2012		2011
	UK	Non-UK	UK	Non-UK

Discount rate for defined benefit scheme liabilities	5.2%	4.5% to 5.2%	5.6%	5.0% to 6.2%

Inflation	3.2%	1.8% to 3.2%	3.5%	1.8% to 3.5%

Rate of general long term increase in salaries	n/a	2.5% to 2.8%	n/a	2.0% to 2.8%

Rate of increase to pensions in payment	3.1%	1.8% to 3.1%	3.3%	1.8% to 3.3%

The expected returns on defined benefit scheme assets for the following financial year are:

	2012 UK	2011 UK	2010 UK

Bonds	3.6%	4.4%	4.7%

Equities	6.9%	7.9%	7.9%

Property	6.7%	7.4%	7.7%

Other	2.4%	3.7%	4.3%

The expected return on non-UK defined benefit scheme assets ranged from 2.4% to 6.8% (2011: 3.7% to 7.7%, 2010: 5.0% to 6.0%). The expected rate of return on defined benefit scheme assets has been determined with reference to historic and projected market returns. The actual return on defined benefit scheme assets was a £550 million gain (2011: £287 million gain, 2010: £737 million gain).

The mortality assumptions adopted as at 31 March 2012 have been set to reflect the Company’s best estimate view of life expectancies of members for each individual pension arrangement. These mortality assumptions vary by arrangement, each assumption reflecting the characteristics of the membership of that arrangement. In terms of the Boots Pension Scheme, which is the Group’s largest defined benefit pension scheme, a detailed analysis of the current mortality rates experienced in the scheme was carried out during the prior year as part of the triennial funding valuation. These mortality rates were adopted for the 31 March 2012 IAS 19 Employee Benefits accounting valuation of this scheme.

The projected life expectancy from the age of 60 years was:

	2012 Currently aged 45	2012 Currently aged 60	2011 Currently aged 45	2011 Currently aged 60

Male	27.7	27.4	27.6	26.5

Female	29.6	28.1	29.3	28.2

A sensitivity analysis on the principal assumptions used to measure the scheme liabilities at the year end is:

	Change in assumption	Impact on scheme liabilities

Discount rate	Increase by 0.25%	Decrease by £195 million

Rate of inflation	Increase by 0.25%	Increase by £185 million

Assumed life expectancy at age 60 (rate of mortality)	Increase by 1 year	Increase by £128 million

Defined contribution schemes

The Group operates a number of defined contribution schemes. During the year, in respect of continuing operations, the cost recorded in the income statement was £85 million (2011: £65 million, 2010: £18 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

37.	Related parties

Parent and ultimate controlling party

At 31 March 2012, AB Acquisitions Holdings Limited was the immediate and ultimate parent company of Alliance Boots GmbH.

AB Acquisitions Holdings Limited is incorporated in Gibraltar, and its registered office is 57/63 Line Wall Road, Gibraltar. AB Acquisitions Holdings Limited is jointly controlled by Alliance Santé Participations S.A., and by certain funds advised by Kohlberg Kravis Roberts & Co. L.P.. S. Pessina and O. Barra, who are Directors of Alliance Boots GmbH, are also directors of Alliance Santé Participations S.A., which is ultimately owned by a family trust.

Key management personnel

Key management personnel comprise the Directors of Alliance Boots GmbH and, in addition, W. Zettel through his directorship of AB Acquisitions Holdings Limited. The Directors of Alliance Boots GmbH were:

S. Pessina* (Executive Chairman)

G.R. Fairweather*

M. Pagni*

O. Barra*

A. Gourlay*

D. Murphy

M. Caprioli

S. D’Angelo

N.C.E. Land

C. Britton

A. De Nunzio

E. Jornod

* Executive Directors

There was no change in Directors since 31 March 2012.

Key management personnel remuneration

The remuneration of the key management personnel of the Group comprised:

	2012 £million	2011 £million	2010 £million

Short term employee benefits	5	6	7

Post-employment benefits	1	1	1

Other transactions with key management personnel

Together with other senior managers, executive Directors participate in a management equity plan which is designed to enable them, as investors, to share in the future financial success of the Group through an investment of personal capital. To assist participation, the Group provides loans under commercial terms, and at 31 March 2012 the loan amounts outstanding in respect of key management personnel were £0.3 million (2011: £0.3 million). The loans are repayable by June 2012.

At 31 March 2012, A Gourlay, together with family members, held 18,846 (2011: 36,846) loan notes with a nominal value of £1 each issued by the Group, having redeemed 18,000 (2011: nil) during the year.

During the year, S. Pessina received 264 shares (2011: 237 shares, 2010: 317 shares) in Galenica Ltd., an associate investment of the Group, in lieu of fees for his services as a director. At 31 March 2012, S. Pessina owned 1,315 shares (2011: 1,051 shares) in Galenica Ltd.. On 1 January 2012, E. Jornod received 40,000 shares in Galenica Ltd. in lieu of director’s fees for the period 1 January 2012 to 31 January 2016, and at 31 March 2012 he owned 48,823 shares (2011: 9,361 shares) in total in Galenica Ltd.. In addition, he has a conditional right to acquire 8,750 shares in 2012.

Key management personnel may purchase goods for personal and family use from the Health & Beauty Division businesses in the UK on the same terms and conditions as those available to all other UK employees of the Group.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

37.	Related parties (continued)

Transactions with fellow subsidiaries of AB Acquisitions Holdings Limited

The Group has transacted with fellow subsidiaries of AB Acquisitions Holdings Limited during the current and prior years, all of which have been on arm’s length bases. A summary of these transactions is as follows:

On 31 March 2012, the Group sold 51% of its interest in Alliance Boots Investments 1 Limited, the UK parent company of its Russia business, to a fellow subsidiary for £3.0 million. At 31 March 2012, there was a net receivable due to the Group in respect of Alliance Boots Investments 1 Limited and its subsidiaries of £13.3 million which is repayable in 2014. In addition, the Group has provided a Russian Rouble committed loan facility until 2014 equivalent to £30.0 million to the Russia business. No amounts had been drawn down at 31 March 2012 under this facility.

During the year, £13.0 million was advanced to a fellow subsidiary which was subsequently repaid in full.

In the prior year, the Group sold 51% of its interest in its Italian subsidiary, Alliance Healthcare Italia S.p.a., to a fellow subsidiary for £62 million.

In the prior year, £25.0 million was advanced to a fellow subsidiary under a committed loan facility. Finance income recorded in the income statement in relation to the loan in the current year was £1.6 million (2011: £0.4 million) and the cumulative amount of interest receivable at 31 March 2012 was £2.0 million (2011: £0.4 million). The loan receivable by the Group at 31 March 2012 was £25.0 million (2011: £25.0 million) and is repayable in 2015.

In the prior year, £25.0 million was advanced to a fellow subsidiary under an on demand, committed loan facility and repaid in full during the prior year.

In 2009/10, a £75.0 million five year, fixed rate loan was drawn down under a facility provided by a fellow subsidiary. In the prior year £66.4 million was repaid. Finance costs recorded in the income statement in the current year were £0.7 million (2011: £2.7 million, 2010: £5.9 million) and the cumulative amount of interest payable at 31 March 2012 was £6.3 million (2011: £8.6 million). The loan payable by the Group at 31 March 2012 was £8.6 million (2011: £8.6 million) and is repayable in 2014.

In the prior year, loans advanced under revolving credit facilities to AB Acquisitions Holdings Limited and a fellow subsidiary were repaid in full. The loan amounts outstanding at the beginning of the prior year under these facilities were £1.4 million and £0.9 million respectively, and prior to being repaid in full, a further £4.0 million was advanced to the fellow subsidiary.

During the year £0.9 million was received on behalf of a fellow subsidiary, £0.9 million was still held at the year end.

Trading transactions with associates which are also fellow subsidiaries of AB Acquisitions Holdings Limited are included within the table set out later in this note.

Transactions with other related parties

As disclosed in the shareholder circular sent to the shareholders of Alliance Boots plc on 26 May 2007, Kohlberg Kravis Roberts & Co. L.P. and Alliance Participations Limited or their respective designees are each entitled to receive an annual monitoring fee. S. Pessina and O. Barra are directors of Alliance Participations Limited which is owned by a family trust. During the year, each party received £3.2 million (2011: £2.9 million, 2010: £2.8 million), of which £0.8 million was outstanding to each at 31 March 2012 (2011: £0.8 million outstanding to each).

The Group, in its normal course of business, transacts with other entities controlled or significantly influenced by Kohlberg Kravis Roberts & Co. L.P.. All transactions are carried out on an arm’s length basis.

During the year, the Group paid £0.3 million (2011: £0.2 million, 2010: £0.2 million) for accounting services to an entity which is considered to be a related party by virtue of it being jointly controlled by a director of AB Acquisitions Holdings Limited. The transaction was on an arm’s length basis.

At 31 March 2012, Walvis Limited and Walvis 2 Limited owned £84.7 million (2011: £84.7 million) and £142.2 million (2011: £140.2 million) respectively of the principal of the Group’s senior and subordinated facilities loans, Walvis 2 Limited having acquired £106.2 million (2011: £189.5 million) during the year. Walvis Limited and Walvis 2 Limited are both companies controlled by Dascoli Finance S.A.. S. Pessina is a director of Dascoli Finance S.A..

At 31 March 2012, the Group’s cumulative investment in profit participating notes issued by Walvis Limited and Walvis 2 Limited was £55.0 million (2011: £55.0 million) and £99.9 million (2011: £99.9 million) respectively. During the year, £15.4 million (2011: £8.8 million, 2010: £0.8 million) of finance income was recorded in the income statement in relation to these notes, and the amount receivable at 31 March 2012 was £11.1 million (2011: £4.8 million). The carrying value of the profit participating notes at 31 March 2012 was £171.6 million (2011: £163.7 million).

During the year, the Group acquired £104.4 million (2011: £20.6 million) of the principal of the Group’s senior facilities loans from Walvis 2 Limited.

At 31 March 2012, AF Lux Finance S.A. owned £30.0 million (2011: £30.0 million) of the principal of the Group’s senior facilities bank loans. S. Pessina is a director of AF Lux Finance S.A.. During the year, £1.1 million (2011: £1.1 million, 2010: £1.1 million) of finance costs were recorded in the income statement as payable to AF Lux Finance S.A., of which £nil (2011: £nil) was outstanding at 31 March 2012.

During the year, Dascoli Finance S.A. invested £2,718 in a subsidiary of the Group. S. Pessina is a director of Dascoli Finance S.A..

In 2010, £1.6 million was paid to Capstone Europe Limited, an entity significantly influenced by Kohlberg Kravis Roberts & Co. L.P., for management consultancy services. Of this amount, £0.6 million was expensed during the year ended 31 March 2011 (2010: £1.0 million).

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

37.	Related parties (continued)

Subsidiary undertakings

The Group’s principal subsidiary undertakings at 31 March 2012, all of which are indirectly held, were:

	Percentage held by subsidiary undertakings	Percentage attributable to equity shareholders of the Company	Country of operation	Country of incorporation	Main activity

Health & Beauty Division

Boots UK Limited	100	100	UK	England and Wales	Pharmacy-led health and beauty retailing

Boots Opticians Professional Services Limited	58.0	58.0	UK	England and Wales	Optical practices

Boots Norge A.S.	100	100	Norway	Norway	Pharmacy-led health and beauty retailing

Boots Retail (Ireland) Limited	100	100	Republic of Ireland	Republic of Ireland	Pharmacy-led health and beauty retailing

Alliance Apotheek B.V.	100	100	The Netherlands	The Netherlands	Retail pharmacy operator

Boots Retail (Thailand) Limited	100	100	Thailand	Thailand	Pharmacy-led health and beauty retailing

Pharmaceutical Wholesale Division

Alliance Healthcare France S.A.	99.8	99.8	France	France	Pharmaceutical wholesaling and distribution

Andreae-Noris Zahn AG	81.9	65.5	Germany	Germany	Pharmaceutical wholesaling and distribution

Alliance Healthcare (Distribution) Limited	100	100	UK	England and Wales	Pharmaceutical wholesaling and distribution

Hedef Ecza Deposu Ticaret A.S.	80.0	80.0	Turkey	Turkey	Pharmaceutical wholesaling and distribution

Alliance Healthcare España S.A.	99.2	99.2	Spain	Spain	Pharmaceutical wholesaling and distribution

Alliance Healthcare B.V.	100	100	The Netherlands	The Netherlands	Pharmaceutical wholesaling and distribution

United Company of Pharmacists S.A.E.	50.0	40.0	Egypt	Egypt	Pharmaceutical wholesaling and distribution

Alliance Healthcare s.r.o.	97.1	97.1	Czech Republic	Czech Republic	Pharmaceutical wholesaling and distribution

Alliance Healthcare Norge A.S.	100	100	Norway	Norway	Pharmaceutical wholesaling and distribution

Farmexpert DCI S.A.	80.0	52.4	Romania	Romania	Pharmaceutical wholesaling and distribution

Armila UAB	100	65.5	Lithuania	Lithuania	Pharmaceutical wholesaling and distribution

Contract Manufacturing

BCM Limited	100	100	UK	England and Wales	Contract manufacturing

Associates and joint venture

The Group’s principal associates and joint venture at 31 March 2012 were:

	Percentage interest in ordinary share capital and voting rights	Percentage attributable to equity shareholders of the Company	Country of operation	Country of incorporation	Main activity

Associates

Galenica Ltd.[1]	25.5	25.5	Switzerland	Switzerland	Pharmaceutical manufacturing, pharmaceutical wholesaling and distribution and retail pharmacy operator

Alliance Healthcare Italia S.p.a.	49.0	49.0	Italy	Italy	Pharmaceutical wholesaling and distribution and retail pharmacy operator

OOO Alliance Healthcare Rus	49.0	49.0	Russia	Russia	Pharmaceutical wholesaling and distribution

Alliance Healthcare S.A.	49.0	49.0	Portugal	Portugal	Pharmaceutical wholesaling and distribution

Hydra Pharm SPA	30.0	18.0	Algeria	Algeria	Pharmaceutical wholesaling and distribution

Oktal Pharma d.o.o.	49.0	32.0	Croatia	Croatia	Pharmaceutical wholesaling and distribution

Joint venture

Guangzhou Pharmaceuticals Corporation	50.0	50.0	China	China	Pharmaceutical wholesaling and distribution

1 All shares have the same voting rights, but no shareholder may exercise more than 20% of the votes.

Notes to the consolidated financial statements

for the years ended 31 March 2012, 2011 and 2010

37.	Related parties (continued)

The accounting reference dates of the principal associates and joint venture are 31 December with the exception of Alliance Healthcare Italia S.p.a. whose accounting reference date is 31 March.

Trading transactions with associates and joint ventures, all of which are carried out on an arm’s length basis were:

	2012 £million	2011 £million	2010 £million

Revenue in year	24	17	9

Purchases in year	(23)	(13)	(3)

Amounts due from	3	1	1

Amounts due to	(2)	(2)	-

38.	Accounting estimates and judgements

In preparing the consolidated financial statements, the management of Alliance Boots GmbH is required to make estimates and judgements. The matters described below are considered to be the most important in understanding the judgements that are involved in preparing these statements and the uncertainties that could impact the amounts reported in the results of operations, financial position and cash flows. The Group accounting policies are described in note 2.

Fair value measurement on a business combination

The measurement of fair values on a business combination requires the recognition and measurement of the identifiable assets, liabilities and contingent liabilities. The key judgements involved are the identification and valuation of intangible assets which require the estimation of future cash flows and the selection of a suitable discount rate.

Impairment of intangible assets, including goodwill, and tangible assets

Following the acquisition of Alliance Boots plc in 2007/08, the Group has significant carrying values of goodwill and intangible assets, such as pharmacy licences, brands and customer relationships. Goodwill and other indefinite life intangibles, such as pharmacy licences and certain brands are held at cost and tested annually for impairment. Amortised intangible and tangible assets are tested for impairment where there are indications of impairment. The impairment tests involve estimation of future cash flows and the selection of suitable discount rates. These require an estimation of the value-in-use of the cash generating units to which the intangible assets are allocated (note 15).

Measurement of defined benefit scheme liabilities

The Group recognises and measures costs relating to defined benefit schemes in accordance with IAS 19, Employee Benefits. In applying IAS 19, the costs are assessed in accordance with the advice of independent qualified actuaries. This requires the exercise of significant judgements in relation to the estimation of future changes in salaries and inflation, as well as mortality rates, and the selection of suitable discount rates. Further detail is provided in note 36.

Revenue

In the Health & Beauty Division, reimbursement of dispensing revenue is initially estimated because the actual reimbursement is often not known until after the month of sale.

In respect of loyalty schemes, principally the Boots Advantage Card, liabilities are recorded to estimate the proportion of the points issued which will be redeemed by customers.

Supplier rebates

The recognition of supplier rebates may require estimation when the reporting year end is not coterminous with the end of the predetermined period over which the rebate is earned.

Provisions

Provisions are recognised in the year when it becomes probable that there will be a future outflow of funds resulting from past operations or events which can be reasonably estimated. The timing of recognition requires the application of judgement to existing facts and circumstances, which can be subject to change.

Estimates of the amounts of provisions recognised are based on current legal and constructive requirements, technology and price levels. Actual outflows can differ from estimates due to changes in laws, regulations, public expectations, technology, prices and conditions, and can take place many years in the future, and therefore the carrying amounts of provisions are regularly reviewed and adjusted to take account of such changes.

39.	Risk assessment

The Group’s executive Directors play the leading role in internal controls, monitoring the overall risk profile and regularly reporting to the Board through the audit and risk committee. In addition, the Board through the executive Directors is responsible for determining clear policies as to what the Group considers to be acceptable levels of risk. These policies seek to enable people throughout the Group to use their expertise to identify risks that could undermine performance and to devise ways of bringing them within acceptable levels. Where risks are identified that are not acceptable, action plans are developed to mitigate them with clear allocation of responsibilities and timescales for completion, which ensures that progress towards implementing these plans is monitored and reported upon.

40.	Events after the period end

On 15 June 2012 the Group acquired the 20% holding of Alliance Healthcare Deutschland Holdings 1 GmbH previously owned by a fellow subsidiary owned by the Group’s parent and ultimate controlling entity. Consideration was £27 million, which was satisfied by offset against a loan drawn down under a committed facility provided by a fellow subsidiary along with the interest due. Alliance Healthcare Deutschland Holdings 1 GmbH owns the Group’s controlling shareholding in Andreae-Noris Zahn AG (“ANZAG”). A further 14.1% stake in ANZAG was acquired from unrelated third parties on 25 June 2012 for consideration of £40 million, taking the Group’s total interest to 96.0%.

On 2 August 2012, Walgreen Co. completed the acquisition of a 45% equity stake in the Group, with an option to acquire the remaining 55% stake in approximately 3 years time. As part of this agreement, the Company made a commitment to distribute or otherwise transfer its subsidiary’s investment in Galenica Ltd. and any related dividend distributions or proceeds to the selling shareholders at a future date without any payment.